UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.     )
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BLACK BOX CORPORATION
1000 Park Drive
Lawrence, Pennsylvania 15055

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING MATTERS
BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES
LITIGATION INVOLVING DIRECTORS AND OFFICERS
POLICIES AND PROCEDURES RELATED TO THE APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
COMPENSATION OF DIRECTORS
DIRECTOR COMPENSATION – FISCAL 2008
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE – FISCAL 2008 and FISCAL 2007
GRANTS OF PLAN-BASED AWARDS – FISCAL 2008
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – FISCAL 2008
OPTION EXERCISES AND STOCK VESTED TABLE – FISCAL 2008
PENSION BENEFITS TABLE – FISCAL 2008
UNDERSTANDING OUR PENSION BENEFITS TABLE
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EQUITY PLAN COMPENSATION INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SUMMARY OF INCENTIVE PLAN
INDEPENDENT PUBLIC ACCOUNTANTS
ADDITIONAL INFORMATION
FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION
SOLICITATION OF PROXIES
STOCKHOLDER NOMINATIONS AND PROPOSALS
OTHER MATTERS
EXHIBIT I – BLACK BOX CORPORATION 2008 LONG-TERM INCENTIVE PLAN
Notice of Annual Meeting of Stockholders
to be held on August 12, 2008

To the Stockholders of
Black Box Corporation:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Black Box Corporation (the “Company”) will be held at the offices of the Company at 1000 Park Drive, Lawrence, Pennsylvania 15055 on Tuesday, August 12, 2008, at 12:30 p.m. Eastern Daylight Time, to consider and act upon the following matters:

1.	The election of six (6) members of the Board of Directors;

2.	The approval of the 2008 Long-Term Incentive Plan; and

3.	The ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2009.

Stockholders also will be asked to consider such other matters as may properly come before the Annual Meeting. The Board of Directors has established the close of business on Monday, June 16, 2008 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

IT IS REQUESTED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

Michael McAndrew, Secretary

June 24, 2008

BLACK BOX CORPORATION
1000 Park Drive
Lawrence, Pennsylvania 15055

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS

August 12, 2008

This proxy statement is being furnished to the holders of common stock, par value $.001 per share (“Common Stock”), of Black Box Corporation, a Delaware corporation (the “Company,” or “we”), in connection with the solicitation by our Board of Directors (“Board of Directors” or “Board”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held on Tuesday, August 12, 2008, at 12:30 p.m. Eastern Daylight Time, at the offices of the Company at 1000 Park Drive, Lawrence, Pennsylvania 15055, or at any adjournment thereof. This proxy statement and form of proxy were first mailed to stockholders on or about June 26, 2008.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on August 12, 2008:

This proxy statement and the Company’s 2008 Annual Report to Stockholders are available for you to review online at www.proxydocs.com/bbox.

Only holders of Common Stock of record as of the close of business on Monday, June 16, 2008 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On that date, 17,516,305 shares of Common Stock, each entitled to one vote per share, were outstanding.

All shares of Common Stock represented by valid proxies received by the Secretary of the Company prior to the Annual Meeting will be voted as specified in the form of proxy. If no specification is made, the shares will be voted FOR each of the nominees named below for election as director, FOR approval of the 2008 Long-Term Incentive Plan and FOR ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009. Unless otherwise indicated by the stockholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting of which management had no knowledge prior to the mailing of this proxy statement. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly-executed proxy bearing a later date (although no revocation shall be effective until actual notice thereof has been given to the Secretary of the Company) or by attending the meeting and voting his or her shares in person.

Under our Second Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), Amended and Restated By-laws (“By-laws”) and applicable state law, abstentions and broker non-votes (which arise from proxies delivered by brokers and others, where the record holder has not received direction on voting and does not have discretionary authority to vote on one or more matters) are each included in the determination of the number of shares present for purposes of determining a quorum. At the Annual Meeting, directors will be elected by a plurality vote and all other matters will be decided by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not votes cast and will not be included in calculating the number of votes necessary for approval of the matter.

Our Board of Directors unanimously recommends a vote FOR each of the nominees named below for election as director, FOR approval of the 2008 Long-Term Incentive Plan and FOR ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009.

ANNUAL MEETING MATTERS

Proposal 1 – Election of Directors

Our By-laws provide that the number of directors constituting our entire Board shall be nine (9), or such other number as shall be fixed by the stockholders or by our Board. At present, our Board has fixed the number of directors at six (6) members. All directors are independent under the listing standards of The Nasdaq Stock Market (“Nasdaq”) except for R. Terry Blakemore as a result of his position as the Company’s President and Chief Executive Officer.

All of our directors stand for election each year. Our Board has nominated six (6) persons for election to the position of director at the Annual Meeting. Therefore, six (6) directors are to be elected at the Annual Meeting to hold office for a term of one (1) year and until their respective successors are elected and qualified, subject to the right of our stockholders to remove any director as provided in our By-laws. Stockholders may fill any vacancy in the office of a director. In the absence of a stockholder vote, a vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by our Board to fill a vacancy will serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If our Board increases the number of directors, it may fill any vacancy so created.

The holders of Common Stock have one vote for each share owned as of the record date in the election of directors. The six (6) nominees receiving the greatest number of affirmative votes will be elected as directors for terms expiring in 2009.

The persons named as proxies on the enclosed proxy card were selected by our Board and have advised our Board that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting FOR the election of the following nominees to our Board of Directors: William F. Andrews, R. Terry Blakemore, Richard L. Crouch, Thomas W. Golonski, Thomas G. Greig and Edward A. Nicholson, Ph.D. All of the nominees presently serve as directors on our Board.

Our Board knows of no reason why any nominee for director would be unable to serve as director. If, at the time of the Annual Meeting, any of the named nominees is unable or unwilling to serve as a director, the persons named as proxies intend to vote for such substitute as may be nominated by our Board of Directors.

The following sets forth certain information concerning nominees for election to our Board of Directors at the Annual Meeting:

William F. Andrews, 76, was elected as a director of the Company on May 18, 1992. Mr. Andrews currently is Chairman of Corrections Corporation of America (private prisons), Chairman of Katy Industries, Inc. (diversified manufacturing company) and Chairman of SVP Holdings Limited (Singer sewing machines). He has been a principal with Kohlberg & Co., a private investment company, since 1995. He is also a director of Corrections Corporation, Katy Industries, O’Charley’s, Inc. and Trex Company, Inc., all publicly-held companies.

R. Terry Blakemore, 51, was selected to be a director of the Company on October 13, 2007 and was named as President and Chief Executive Officer of the Company on the same date. He had served in the capacity of Interim President and Chief Executive Officer of the Company since May 21, 2007. Previously, on May 15, 2007, the Board had named Mr. Blakemore a Senior Vice President of the Company. Prior to becoming a Senior Vice President, Mr. Blakemore served as a manager of business development and, prior thereto, as a manager of the Company’s Voice Services business unit. Mr. Blakemore has been with the Company since 1999.

Richard L. Crouch, 61, was elected as a director of the Company on August 10, 2004. Mr. Crouch was a General Partner with the firm of PricewaterhouseCoopers LLP from 1979 to 2004, having served as an Audit Partner principally assigned to public companies. He served in various capacities for the firm, including service as a regional accounting, auditing and Securities and Exchange Commission (“SEC”) services consultant. He retired from the firm on July 2, 2004.

Thomas W. Golonski, 65, was selected to be a director of the Company on February 11, 2003 and was elected by our stockholders on August 12, 2003. Mr. Golonski served as Chairman, President and Chief Executive Officer of National City Bank of Pennsylvania and Executive Vice President of National City Corporation from 1996 to

2005. He retired from National City in 2005. He is active in other charitable, educational and health care organizations.

Thomas G. Greig, 60, was elected as a director of the Company on August 10, 1999 and appointed as non-executive Chairman of the Board in May 2004. Mr. Greig has been a Managing Director of Liberty Capital Partners, a private equity partnership, since 1998. He is also a director of publicly-held Rudolph Technologies, Inc., a number of privately-held companies and a public, not-for-profit foundation.

Edward A. Nicholson, Ph.D., 68, was elected as a director of the Company on August 10, 2004. Dr. Nicholson served as President of Robert Morris University from 1989 to 2005 and is presently a Professor of Management at Robert Morris. He has served a number of businesses and government agencies as a consultant in the areas of long-range planning, organization design and labor relations. He is also a director of Brentwood Bank, publicly-held Shopsmith Inc. and several regional economic, charitable and cultural organizations.

Our Board of Directors unanimously recommends that our stockholders vote FOR each of the nominees for election to our Board.

Proposal 2 – Approval of the 2008 Long-Term Incentive Plan

We currently have a 1992 Stock Option Plan, as amended (the “Employee Plan”), and a 1992 Director Stock Option Plan, as amended (the “Director Plan”). The Employee Plan and the Director Plan do not provide us with the flexibility of a broad-based long-term incentive plan, including the ability to make performance-based awards that qualify for favorable tax treatment. Accordingly, our Board has adopted, subject to stockholder approval, the 2008 Long-Term Incentive Plan, the complete text of which is attached to this proxy statement as Exhibit I (the “Incentive Plan”). The purpose of the Incentive Plan is to advance our interests and the interests of our stockholders by providing incentives, under one consolidated plan, to certain employees, directors, consultants and other individuals who contribute significantly to our strategic and long-term performance objectives and growth. A summary of the Incentive Plan is set forth in the “Summary of Incentive Plan” section of this proxy statement.

Our Board believes that the Incentive Plan will:

•	maintain and strengthen our ability to attract and retain key employees, directors, consultants and certain other individuals providing services to us and to motivate them to remain focused on long-term stockholder value performance
•	support our strategy of using equity as a key component of employee and director total compensation
•	allow us to implement our executive compensation strategy discussed in the “Compensation Discussion and Analysis” section of this proxy statement by providing for a variety of equity awards and cash awards that could have tax advantages and align our compensation practices with market trends and
•	allow us to lower the cash component of our executive compensation mix by providing for a variety of equity-based compensation vehicles.

As of June 16, 2008, the number of shares of Common Stock to be issued under our Employee Plan and our Director Plan upon the exercise of outstanding options was 3,628,494, with a weighted average exercise price of $36.88 per share and a weighted average remaining term of 7.06 years. The number of shares of Common Stock available for future grants under such plans was 883,937, of which 884 were available under the Director Plan. If the Incentive Plan is approved by our stockholders, no further grants would be made under the Employee Plan or the Director Plan, and the number of shares of Common Stock available for future grants under such plans at that time would be added to the number of shares available for issuance under the Incentive Plan. In addition, any shares of Common Stock not issued under the Employee Plan or the Director Plan as a result of the cancellation or forfeiture of outstanding stock options would be added to the shares available for issuance under the Incentive Plan.

The Incentive Plan provides for the issuance of 900,000 additional shares of Common Stock. There also will be added to the Incentive Plan the number of shares of Common Stock that remain available for the grant of awards under the Employee Plan and the Director Plan on the date of stockholder approval of the Incentive Plan, plus the number of shares subject to stock options outstanding under the Employee Plan and the Director Plan on the date of stockholder approval of the Incentive Plan that are forfeited or cancelled prior to exercise. We have analyzed the impact of outstanding stock options and the number of shares of Common Stock available for the grant of share-

based awards under the Employee Plan, the Director Plan and the proposed Incentive Plan, as described above, and have determined that the dilutive impact of outstanding options, including such additional shares, is within certain investor-based guidelines and lower than the average dilutive impact for companies in our industry group. In order to minimize the dilutive effect of the Incentive Plan, we have incorporated a fungible share design into the plan whereby each share of Common Stock subject to an award that is not a stock option or stock appreciation right counts as 1.87 shares against the number of shares we have available for issuance under the Incentive Plan.

As of March 31, 2008, 96.70% of the total outstanding options granted to current employees and directors were vested. Consequently, our Board believes that key employees and directors continue to retain their options because they are personally committed to our long-term profit goals. Additionally, the subsequent opportunity for stock appreciation has the effect of aligning their financial goals with those of our stockholders. Because of the retention of vested options, the number of shares outstanding attributable to the Employee Plan and the Director Plan is higher than if employees and directors were to have exercised such options and sold the shares.

Our share-based award plans also provide additional free cash flow to us as options are exercised from time to time. As of March 31, 2008, we have utilized cash generated from operating activities and cash from stock option exercises to repurchase 7.6 million shares of Common Stock for approximately $323 million through our stock repurchase program initiated in April 1999.

For these reasons, our Board believes that approval of the Incentive Plan is appropriate.

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required to approve the adoption of the Incentive Plan. Unless otherwise directed by our stockholders, proxies will be voted FOR this proposal.

Because our directors are eligible to receive awards under the Incentive Plan, each of them may be deemed to have a personal interest in the adoption of this proposal.

Our Board of Directors unanimously recommends that our stockholders vote FOR approval of Proposal 2.

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

In May 2008, the Audit Committee of our Board appointed BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending March 31, 2009. As a sound governance matter, our Audit Committee has determined to submit the appointment to our stockholders for ratification at the Annual Meeting.

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required for the ratification by our stockholders of such appointment. Unless otherwise directed by our stockholders, proxies will be voted FOR the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending March 31, 2009. In the event that this appointment is not ratified by the stockholders, our Audit Committee will consider this vote in determining its future appointment of our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in our and our stockholders’ best interests.

A representative of BDO is expected to be present at the Annual Meeting, will not be making a statement but will be available to respond to appropriate questions.

Our Board of Directors unanimously recommends that our stockholders vote FOR approval of Proposal 3.

BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

Our Board of Directors held fifteen (15) meetings during the fiscal year ended March 31, 2008 (“Fiscal 2008”). During Fiscal 2008, each director attended not fewer than seventy-five percent (75%) of the meetings of our Board and each committee on which such director served during the period in which such director served on our Board. Executive sessions of the non-employee members of our Board are scheduled for each regular Board meeting and many committee meetings and many regular Board meetings and certain committee meetings include such an executive session.

Stockholders can communicate with our Board or individual directors by writing to the Company’s Secretary at: Black Box Corporation, 1000 Park Drive, Lawrence, Pennsylvania 15055. Our Board believes that our annual meetings also are appropriate for stockholder communications with our Board. Our Board strongly encourages board member attendance at all meetings, including annual meetings with stockholders. All current directors attended the annual meeting of stockholders held in October 2007.

Our Board of Directors has four (4) standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Governance Committee.

Audit Committee

Our Audit Committee consists of Mr. Richard L. Crouch, as chair, Mr. Thomas W. Golonski and Mr. Thomas G. Greig. Each member of this committee is independent under Nasdaq’s listing standards for audit committee members.

Our Audit Committee’s duties include:

•	sole authority and direct responsibility over the selection (subject to stockholder ratification if the committee so elects) of our independent registered public accounting firm
•	evaluation, retention and replacement of our independent registered public accounting firm
•	responsibility for determining the compensation and other terms of engagement of such independent auditors

Our Audit Committee has such other duties and responsibilities as are set forth in its written charter adopted by our Board, a copy of which is posted in the “About Us” section of our Web site at http://www.blackbox.com. These other duties and responsibilities include pre-approval of all audit services and permitted non-audit services, oversight of the independent auditors, review of financial statements and SEC filings, review of the lead audit partner, review of the auditors’ independence, discussions with the auditors regarding the planning and scope of the audit, discussions regarding our internal controls over financial reporting and the establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing and the confidentiality thereof. Our Audit Committee has delegated authority for pre-approval of audit services and permitted non-audit services to its chair, subject to subsequent ratification of such pre-approval at the next subsequent regular meeting of the Audit Committee.

All services performed by BDO during Fiscal 2008 were either approved by our Audit Committee or approved by our Audit Committee chair, and later ratified by the Audit Committee, prior to the performance of such services.

Our Board has determined that all of the members of our Audit Committee, Messrs. Crouch, Golonski and Greig, qualify as audit committee financial experts within the meaning of SEC regulations and that they have the requisite level of financial sophistication required under Nasdaq’s listing standards. Our Board has also determined that Messrs. Crouch, Golonski and Greig are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the SEC’s proxy rules.

Our Audit Committee met seventeen (17) times in Fiscal 2008.

Compensation Committee

Our Compensation Committee consists of Mr. Thomas W. Golonski, as chair, Mr. Richard L. Crouch and Mr. Thomas G. Greig. Each member of this committee is independent under Nasdaq’s listing standards.

Our Compensation Committee’s duties include:

•	reviewing and recommending to our Board the total compensation of our executive officers
•	administering our stock option plans and the proposed Incentive Plan, if approved by our stockholders

Our Compensation Committee operates under a written charter adopted by our Board, a copy of which is posted in the “About Us” section of our Web site. For a description of our Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” section of this proxy statement.

During Fiscal 2008, our Compensation Committee engaged Solenture, Inc. to provide information regarding competitive executive compensation data, including identification of an appropriate peer group for comparison purposes, an analysis of executive compensation levels and programs and market-competitive compensation data. During Fiscal 2008, our Compensation Committee also engaged Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”) to develop an information base including an understanding of our strategic objectives and executive compensation preferences to serve as the basis for identifying appropriate executive long-term compensation incentives, conduct analytics on the current stock option program to determine the feasibility of future grants, identify possible efficiencies in stock option grant practice and valuation approach, understand and identify alternative long-term incentive vehicle(s) for executives and develop a strawmodel long-term incentive design for executives based on preferences identified during design team meetings. In connection with such services, Towers Perrin further defined the peer group. Towers Perrin also was engaged by our Compensation Committee to assist in the development of the Incentive Plan and to review this proxy statement. The scope of services of any executive compensation consultant is approved by the Compensation Committee or its chair.

Our Compensation Committee met nine (9) times in Fiscal 2008.

Nominating Committee

Our Nominating Committee consists of Edward A. Nicholson, Ph.D., as chair, Mr. William F. Andrews and Mr. Thomas G. Greig. Each member of this committee is independent under Nasdaq’s listing standards.

Our Nominating Committee’s duties include:

•	identifying and evaluating potential candidates for any Board vacancies, including any individuals recommended by committee members, other Board members, management or our current stockholders or identified by third-party executive search firms
•	recommending to our Board individuals to be nominated for election as directors by stockholders at our annual meeting
•	recommending to our Board, from time to time, individuals to be elected by it to fill Board vacancies

This committee considers the independence, experience relative to our business and the needs of our Board, diversity and the ability to represent our stockholders in evaluating potential nominees. Potential Board members should show a willingness to fully participate in Board meetings, a proven track record of career accomplishments, the ability to make sound judgments and possess leadership qualities.

It is our Nominating Committee’s policy to consider stockholder proposals for nominees for election as directors that are nominated in accordance with our Certificate of Incorporation and our By-laws, and other applicable laws, including the rules and regulations of the SEC and any stock market on which our stock is listed for trading or quotation. Generally, such recommendations made by a stockholder entitled to notice of, and to vote at, the meeting at which such proposed nominee is to be considered are required to be written and received by the Secretary of the Company within a prescribed time period prior to the annual or special meeting. See the “Stockholder Nominations and Proposals” section of this proxy statement for a description of the procedures to be followed in order to submit a recommendation for a nominee.

Our Nominating Committee operates under a written charter adopted by our Board, a copy of which is posted in the “About Us” section of our Web site.

The Nominating Committee met three (3) times in Fiscal 2008.

Governance Committee

Our Governance Committee consists of Mr. William F. Andrews, as chair, Mr. Thomas W. Golonski and Edward A. Nicholson, Ph.D. Each member of this committee is independent under Nasdaq’s listing standards.

Our Governance Committee’s duties include:

•	responsibility for reviewing, on an ongoing basis, the corporate governance practices and principles established and implemented by our Board and management
•	monitoring trends and regulatory requirements in corporate governance and recommending to our Board any changes in our corporate governance practices and functions based upon such trends and regulatory requirements
•	performing an annual evaluation of the objectives and performance of the members of our Board in connection with its review of the compensation paid to Board members

Director compensation historically had been determined based on the collective experience and knowledge of the members of our Governance Committee. During Fiscal 2008, our Governance Committee engaged Solenture, Inc. to provide information regarding competitive director compensation data, including identification of an appropriate peer group for comparison purposes, an analysis of director compensation levels and programs and market-competitive compensation data.

Our Governance Committee monitors our corporate governance scoring as developed by Institutional Shareholder Services (“ISS”), an independent service. Our ISS Corporate Governance Quotient score as of June 2008 indicated that we outperformed 75% of the companies in the technology hardware and equipment group and 52% of the companies in the Standard & Poor’s 600 Index.

Our Governance Committee operates under a written charter adopted by our Board, a copy of which is posted in the “About Us” section of our Web site.

Our Governance Committee met four (4) times in Fiscal 2008.

LITIGATION INVOLVING DIRECTORS AND OFFICERS

In November 2006, two stockholder derivative lawsuits were filed against the Company itself, as a nominal defendant, and several of our current and former officers and directors, including Fred C. Young, Michael McAndrew, Francis Wertheimber, William F. Andrews and Thomas G. Greig, in the United States District Court for the Western District of Pennsylvania. The two substantially identical stockholder derivative complaints allege that the individual defendants improperly backdated grants of stock options to several officers and directors in violation of our stockholder-approved stock option plans, improperly recorded and accounted for backdated stock options in violation of generally accepted accounting principles (“GAAP”), improperly took tax deductions based on backdated stock options in violation of the Internal Revenue Code of 1986, as amended (the “Code”), produced and disseminated false financial statements and SEC filings to our stockholders and to the market that improperly recorded and accounted for the backdated option grants, concealed the alleged improper backdating of stock options and obtained substantial benefits from sales of our Common Stock while in the possession of material inside information. The complaints seek damages on behalf of the Company against certain current and former officers and directors and allege breach of fiduciary duty, unjust enrichment, securities law violations and other claims.

The two lawsuits have been consolidated into a single action as In re Black Box Corporation Derivative Litigation, Master File No. 2:06-CV-1531-JFC, and plaintiffs filed a consolidated amended complaint on January 29, 2007. The parties have stipulated that responses by the defendants, including the Company, are due on or before September 15, 2008 and the court has entered an order to that effect.

POLICIES AND PROCEDURES RELATED TO THE APPROVAL
OF TRANSACTIONS WITH RELATED PERSONS

Our policies and procedures for review, approval or ratification of transactions with related persons are not contained in a single policy or procedure; instead, relevant aspects of such program are drawn from various corporate documents. Most importantly, our Audit Committee’s charter provides that it must review and, if appropriate, approve or ratify all transactions between us and any related persons.

Our Standards of Business Conduct require that all of our and our subsidiaries’ directors, officers and employees refrain from activities that might involve a conflict of interest. Additionally, our Code of Ethics provides that each of our and our subsidiaries’ directors, officers and employees must openly and honestly handle any actual, apparent or potential conflict between that individual’s personal and business relationships and our interests. Before making any investment, accepting any position or benefit, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest, such person must make a full disclosure of all relevant facts and circumstances to, and obtain the prior written approval of, our Chief Financial Officer or our General Counsel. Our Chief Financial Officer and our General Counsel make reports to our Audit Committee, pursuant to the terms of its charter, regarding compliance with our Code of Ethics. Further, our Chief Financial Officer makes reports to our Audit Committee with respect to proposed related party transactions for which that committee’s approval would be required.

We did not participate in any transactions with related persons during Fiscal 2008 and there are no currently-proposed transactions with related persons.

COMPENSATION OF DIRECTORS

The following table sets forth the compensation of our non-employee directors in Fiscal 2008:

DIRECTOR COMPENSATION – FISCAL 2008

Name(1)	Fees Earned	Option	Total
	or Paid	Awards(4)(5)(6)	($)
	in Cash(2)(3)	($)
	($)

William F. Andrews	51,125	54,964	106,089

Richard L. Crouch	82,625	54,964	137,589

Thomas W. Golonski	81,625	54,964	136,589

Thomas G. Greig	138,125	54,964	193,089

Edward A. Nicholson, Ph.D.	53,125	54,964	108,089

(1)	Fred C. Young was a director until his resignation on May 20, 2007 and R. Terry Blakemore became a director on October 13, 2007. The compensation received by Messrs. Young and Blakemore for Fiscal 2008 is reported in the “Summary Compensation Table” and other tables in this proxy statement. They did not receive any additional compensation in connection with their service on our Board.

(2)
Effective for the period from April 1, 2007 through September 30, 2007 (the “First Half of Fiscal 2008”), each of our non-employee directors received an annual fee at the rate of $7,500 per annum and, effective for the period from October 1, 2007 through March 31, 2008 (the “Second Half of Fiscal 2008”), received an annual fee at the rate of $35,000 per annum, paid quarterly. Our non-executive Chairman of the Board also received an annual fee of $60,000, paid quarterly. Our Audit Committee chair received an annual fee at the rate of $6,000 during the First Half of Fiscal 2008 and $15,000 during the Second Half of Fiscal 2008, paid quarterly. The chairperson of each of the Compensation Committee, Nominating Committee and

Governance Committee received an annual fee at the rate of $5,000 for the Second Half of Fiscal 2008, paid quarterly.

(3)	For each Board meeting attended in person on or prior to May 20, 2007, each Board member received a fee of $375. For each Board meeting held after May 20, 2007, each director received a fee of $2,000 for each Board meeting attended in person and $1,000 for each Board meeting attended by telephone. Audit Committee members received a fee of $1,500 for each meeting of the committee attended in person or by telephone during Fiscal 2008. Members of the Compensation Committee, Governance Committee and Nominating Committee received a fee of $1,000 for each meeting of the respective committee held after May 20, 2007 attended in person or by telephone.

(4)	Our Board and our stockholders have adopted the Director Plan, and have authorized the issuance of stock options and stock appreciation rights covering up to 270,000 shares of Common Stock under this plan (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Under the Director Plan, our Compensation Committee, upon recommendation of the Governance Committee and approval by the Board, may grant stock options and stock appreciation rights to our non-employee directors. If our stockholders approve the Incentive Plan, no further grants will be made under the Director Plan.

(5)	Reflects the dollar amount recognized for financial statement reporting purposes for Fiscal 2008 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) and, thus, includes amounts from awards granted in and prior to Fiscal 2008. The weighted-average assumptions underlying the valuation of these stock options under the Black-Scholes option pricing model are as follows: expected life of 5.46 years; volatility of 49.41%; a risk free interest rate of 4.49% and a dividend yield of 0.6%. No options were granted to our non-employee directors in Fiscal 2008. In May 2008, our Compensation Committee approved, based on the recommendation of the Governance Committee after its review of information provided by its compensation consultant and the available shares in the Director Plan, and after Board approval, a grant of a stock option under the Director Plan to each non-employee director to purchase 6,000 shares of Common Stock. Such stock option grant was consistent with the recommendation of the compensation consultant. Our Compensation Committee also discussed the timing of these stock option grants and determined that the grant date should be after the Company’s earnings release regarding its Fiscal 2008 financial results. Accordingly, all such stock options were granted on May 27, 2008 with an exercise price of $28.71, the fair market value of the Common Stock on the grant date.

(6)	The following table sets forth the outstanding options, both exercisable and unexercisable, held by each non-employee director as of March 31, 2008:

Name	Outstanding
Options
(#)

William F. Andrews	52,002

Richard L. Crouch	20,000

Thomas W. Golonski	31,000

Thomas G. Greig	46,002

Edward A. Nicholson, Ph.D.	20,000

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Role of Our Compensation Committee and Our Compensation Philosophy

Our Compensation Committee evaluates and recommends to our Board our compensation philosophy and practices and is charged with administering our compensation program for our named executive officers: Fred C. Young, our former Chief Executive Officer; R. Terry Blakemore, our President and Chief Executive Officer; Michael McAndrew, our Vice President, Chief Financial Officer, Treasurer and Secretary; and Francis W. Wertheimber, our Senior Vice President. Mr. Young resigned as an officer and director of the Company on May 20, 2007 and, when this Compensation Discussion and Analysis refers to the named executive officers, such reference does not include Mr. Young.

Our Compensation Committee believes that the total executive compensation package paid to our named executive officers should be designed to pay-for-performance by facilitating the achievement of our short- and long-range goals, recognizing individual executive performance and contributions and promoting increased value creation for our stockholders.

Objectives of Our Compensation Program

In line with our philosophy, our Compensation Committee has developed the following objectives for our compensation program which are to:

•	hire, train, develop, compensate and retain high quality executives for our success
•	link a significant portion of an executive’s pay to the performance of the organization through the use of at-risk performance-based compensation

Our compensation program rewards our named executive officers and other key employees for:

•	outstanding contributions to the achievement of our goals and overall success, particularly growth in stock price, annual profits and cash flow
•	successful completion of acquisitions of targeted companies and their integration into the Company

Components of Our Executive Compensation Program

•	base salary
•	annual cash bonus
•	long-term incentive (historically, in the form of stock options)

In designing our compensation program, our Compensation Committee, in line with our pay-for-performance philosophy, has historically placed emphasis upon at-risk, variable compensation in the form of annual cash bonuses and/or grants of stock options. Our Compensation Committee’s and Board’s philosophy has been to approve below-market base salaries and slightly above-market incentive compensation for our named executive officers even though we have not provided executives with a long-term incentive grant in recent years.

Throughout Fiscal 2008 and the first quarter of the fiscal year ending March 31, 2009 (“Fiscal 2009”), our Compensation Committee extensively re-evaluated the nature and structure of our executive compensation program and the relative mix of cash and equity incentives to be awarded to our named executive officers and other key employees, which is described in “– Description of Compensation Practices and Policies for Fiscal 2009.” In connection with this evaluation, the Compensation Committee retained the services of outside compensation consultants to assist with a review of peer and broad market executive compensation data and to help us determine how our executive compensation program, given our philosophy and culture, should be structured to achieve our objectives.

Overview of Annual Setting of Executive Compensation

Our practices are for the Chief Executive Officer to meet with our Compensation Committee and make recommendations to the committee regarding each element of compensation to be paid to our named executive officers (other than our Chief Executive Officer) and other key employees. The CEO’s recommendations are based upon the individual’s performance in the prior fiscal year, the individual’s experience, the requirements of the position and the individual’s relative ability to impact our overall success. Our Compensation Committee considers our Chief Executive Officer’s recommendations and further uses the committee members’ collective knowledge of industry and market pay practices of similarly-situated executives as well as our overall compensation philosophy in connection with approving each component of compensation paid to our named executive officers and other key employees. Our Compensation Committee then submits its recommendations to our Board for review and approval. In the case of our Chief Executive Officer, our Compensation Committee reviews the Chief Executive Officer’s performance in the prior fiscal year, experience and impact on our overall success, and uses the committee members’ collective knowledge of industry and market pay practices regarding chief executive officer compensation and makes recommendations regarding each element of his compensation to our Board for review, discussion and approval.

We do not have a policy of reducing awards based upon the amounts realized from prior compensation. The Compensation Committee believes that the intended value of an award on its grant date reflects both the possible upside and the possible downside of any such award. Likewise, we do not have a policy of increasing awards based upon amounts not realized from prior compensation awards.

In Fiscal 2008, our Compensation Committee sought the advice of outside compensation consultants to assist it with collecting and reviewing information regarding the executive compensation programs of a selected group of peer companies (which are listed below) and to provide it with more general survey data regarding executive compensation practices for Fiscal 2009 and beyond. The role of the outside compensation consultants in our executive compensation processes and procedures is described under “Board of Directors and Certain Board Committees – Compensation Committee.”

Summary of Fiscal 2008 Executive Compensation Decisions

The following is a summary of significant compensation decisions that were made in Fiscal 2008.

Base Salary

In Fiscal 2008, Mr. Blakemore was the only named executive officer to receive an increase in his base salary in connection with his selection as our President and Chief Executive Officer and in light of his performance and greater job responsibilities as a result of our growth. Our Compensation Committee and Board in Fiscal 2008 approved an increase to Mr. Blakemore’s salary to $500,000 after taking into account the following factors: Mr. Blakemore’s background and history in the industry and the Company, the Company’s existing compensation plans and programs, including the Fiscal 2008 executive bonus plan in which Mr. Blakemore is a participant, a survey prepared by a consultant engaged by the Compensation Committee, including the peer group results and compensation mix, the former CEO’s compensation history, Mr. Blakemore’s compensation history with the Company, the compensation of the Company’s executive team, the Board’s CEO search process, the appropriateness and size of any bonus that might be given to Mr. Blakemore in connection with his appointment, Mr. Blakemore’s total compensation and internal pay equity. No particular weight was given to any of these factors. The peer group of companies utilized for this comparison was:

Acxiom Corporation	Gartner Inc.
ADC Telecommunications Inc.	Genlyte Group Inc.
Ametek Inc.	ManTech International Corp.
Amphenol Corp.	Mettler-Toledo International, Inc.
Anixter International Inc.	Perot Systems Corp.
AVX Corp.	Roper Industries Inc.
Belden, Inc.	ScanSource, Inc.
Commscope, Inc.	Tektronix Inc.
Dycom Industries Inc.	Thomas & Betts Corp.
EnerSys Inc.

For information regarding the Fiscal 2008 base salaries of our named executive officers, see the “Summary Compensation Table” in this proxy statement.

Bonuses

In May 2007, our Compensation Committee approved an executive incentive bonus plan for Fiscal 2008 under which a bonus pool was created based on reported operating earnings per share1( of $3.30. Payout of the bonus pool was based upon days sales outstanding (“DSOs”) at fiscal year end with, on the low end, 75% of the pool payable upon the achievement of approximately 90% of the DSOs target of 71 days (including “Costs/estimated earnings in excess of billings on uncompleted contracts” and “Billings in excess of costs/estimated earnings on uncompleted contracts” as reflected on our balance sheet at March 31, 2008) and, on the high end, 100% payout of the pool upon the achievement of the DSOs target of 65 days. Messrs. Blakemore, Wertheimber and McAndrew were participants in this plan along with eleven (11) other key employees.

During Fiscal 2008, we reported operating earnings per share of $3.202(. In the first quarter of Fiscal 2009, our Compensation Committee met with management to determine whether any pay-outs would be made under the plan. Management noted that our effective tax rate during Fiscal 2008 had been adversely impacted by approximately 1.9%, or $0.10 of operating earnings per share, as a result of the exercise and forfeiture of certain stock options. Our Compensation Committee determined, after adjusting for this impact, that the operating earnings per share target under the plan of $3.30 had been met with an accrual for payout of $600,000. This aggregate bonus pool was arrived at from a payout of $800,000 at 75% under the terms of the plan due to the Company achieving DSOs of 70 days at March 31, 2008. Under the terms of the program, each named executive officer and each other participant in the program received a payout of $43,000.

Additionally, our Compensation Committee and Board approved a discretionary bonus of $75,000 to Mr. Blakemore in connection with his agreement to serve as the Interim President and Chief Executive Officer of the Company and an additional discretionary bonus of $75,000 to Mr. Blakemore in connection with his agreement to serve as the President and Chief Executive Officer of the Company after conducting a review of compensation paid to similarly-situated executives at the Company’s peers and evaluating other considerations more fully described above in connection with the determination of Mr. Blakemore’s base salary.

Long-Term Compensation – Stock Options

In Fiscal 2008, as a result of the Company’s ongoing review of its historical stock option granting practices as described below in “– Historical Equity Grant Practices and New Grant Policy” and the above-mentioned re-evaluation of the nature and structure of our executive compensation program and the relative mix of cash and equity incentives to be awarded to our named executive officers and other key employees, our Compensation Committee did not make any new grants of stock options to our named executive officers, although Mr. Blakemore received stock options identical to and in exchange for cancelled stock options in order to remediate the adverse tax consequences of Section 409A (“Section 409A”) of the Code as described in the “Grants of Plan-Based Awards – Fiscal 2008” table of this proxy statement.

Subsequent to Fiscal 2008, however, our Compensation Committee and Board determined to make grants of stock options to our named executive officers and other key employees to compensate them for their efforts over the preceding two-year period during which no long-term incentive compensation had been provided. In determining the number of stock options to grant to our named executive officers, our Compensation Committee, as it had historically done, took into consideration individual performance, the individual’s contribution to our financial performance for the fiscal year, the historical number of stock options granted for such position, the shares available for grant under the Employee Plan, and the Black-Scholes value of such options. Based on such considerations, in May 2008, our Compensation Committee and Board approved stock option grants to our named executive officers

1 Operating earnings per share is defined by the Company as net income plus reconciling items (after-tax) and divided by weighted average shares of Common Stock outstanding (diluted). Reconciling items include restructuring charges, amortization of intangible assets on acquisitions, stock-based compensation expense, asset write-up depreciation expense on acquisitions, historical stock option granting practices investigation costs, the change in fair value of the interest rate swap and Section 409A expenses.

2 Operating earnings per share of $3.20 was computed as Net income of $39,233,000 plus reconciling items (after-tax) of $17,222,000 and divided by weighted average common shares outstanding (diluted) of 17,653,000 shares.

as follows: R. Terry Blakemore – option to purchase 75,000 shares of Common Stock; Michael McAndrew – option to purchase 50,000 shares of Common Stock; and Francis W. Wertheimber – option to purchase 50,000 shares of Common Stock. Our Compensation Committee also discussed the timing of these stock option grants and determined that the grant date should be after the Company’s earnings release regarding its Fiscal 2008 financial results. Accordingly, all such stock options were granted on May 27, 2008 with an exercise price of $28.71, the fair market value of the Common Stock on the grant date.

While the Compensation Committee encourages executives to maintain equity ownership in the Company, it does not currently have a formal stock ownership policy. The Company is currently in the process of evaluating a formal stock ownership policy for consideration in Fiscal 2009.

Historical Equity Grant Practices and New Grant Policy

As previously disclosed, in November 2006, we received a letter of informal inquiry from the Enforcement Division of the SEC relating to our stock option practices. As a result, our Audit Committee, with the assistance of outside legal counsel, commenced an independent review of our historical stock option grant practices and related accounting for stock option grants. In connection with the foregoing, in Fiscal 2008, our Audit Committee recommended to our Board, and our Board approved, procedural enhancements that address the issues raised by the Audit Committee’s findings including:

•	All stock option grants to employees must be approved by the Compensation Committee and Compensation Committee approval of executive officer grants will only occur after such grants are reviewed by all non-employee directors.
•	Compensation Committee actions must specify individual stock option grant recipients and grant amounts, vesting schedule, option term, grant date and exercise price based on the fair market value of the Company’s common stock on the grant date, which will not be earlier than the date of the Compensation Committee approval action.
•	All stock option grants will be awarded at regularly-scheduled meetings of the Compensation Committee, except in extraordinary circumstances.

In addition, the authority of the Compensation Committee contained in its charter to delegate to the Chief Executive Officer the authority to make stock option grants to non-executive officers was removed.

Impact of Section 409A

Section 409A generally provides that amounts deferred under nonqualified deferred compensation arrangements will be subject to accelerated income recognition, interest and substantial penalties unless the arrangement satisfies certain design and operational requirements. Final regulations for Section 409A were issued in April 2007, and the transition period for amending plans and agreements to comply with Section 409A ends on December 31, 2008.

In connection with the adoption of Section 409A and related regulations, we are in the process of reviewing any compensation arrangements that may implicate Section 409A. Any amendments that we might make to compensation arrangements to comply with Section 409A will not be intended to increase the benefits payable under our plans and arrangements.

In Fiscal 2008, Mr. Blakemore received stock options for 10,000 shares and 50,000 shares that were identical to and in exchange for cancelled stock options for the same amount of shares in order to remediate the adverse tax consequences of Section 409A. The offer to Mr. Blakemore was, in substance, identical to the terms of an offer to amend or replace other Company stock options that was made to certain employees and which closed in December 2007.

Description of Compensation Practices and Policies for Fiscal 2009

As noted above, throughout Fiscal 2008 and the first quarter of Fiscal 2009, our Compensation Committee extensively re-evaluated the nature and structure of our executive compensation program and the relative mix of cash and equity incentives to be awarded to our named executive officers and other key employees. In connection with this evaluation, the Compensation Committee retained the services of outside compensation consultants to assist with a review of peer and broad market executive compensation data and to help us determine how our executive compensation program, given our philosophy and culture, should be structured to achieve our objectives.

In making Fiscal 2009 compensation decisions relating to our named executive officers, our Compensation Committee considered our executive compensation philosophy of paying below-market base salaries and slightly above-market incentive compensation. Our Compensation Committee discussed with our Chief Executive Officer proposals relating to the compensation of our named executive officers (other than the Chief Executive Officer). The Compensation Committee also reviewed peer group and survey data relating to these positions to develop overall compensatory arrangements for these executives. After discussions with our Chief Executive Officer and the outside compensation consultants, the committee approved, subject to Board approval, the Fiscal 2009 total direct compensation of the named executive officers, other than for our Chief Executive Officer, and, in the case of our Chief Executive Officer, after review of peer group and survey data with the compensation consultant in the absence of our Chief Executive Officer, the committee approved the Fiscal 2009 total direct compensation of our Chief Executive Officer. The incentive compensation of the named executive officers (annual cash bonus and long-term incentive compensation) described below, combined with Fiscal 2009 base salaries, provide for compensation opportunity for each executive above median as compared to similarly situated executives as reflected in the data provided by the consultants.

The list of peer companies which appears below was developed, after discussions among our Compensation Committee, the consultants and management, for use, along with survey data to assess whether each of the named executive officers’ compensation (base salary, annual bonus, and long-term incentive compensation), as well as their total compensation, was competitive relative to similarly-situated executives. The peer group utilized for these purposes was composed of the following companies:

Acxiom Corporation	Gartner Inc.
ADC Telecommunications Inc.	GTSI Corp.
Arris Group Inc.	ManTech International Corp.
Belden, Inc.	MasTec, Inc.
Brocade Communications Systems, Inc.	MAXIMUS Inc.
CIBER, Inc.	Novell Inc.
Ciena Corp.	Nu Horizons Electronics Corp.
Commscope Inc.	Plantronics Inc.
Cincinnati Bell Inc.	Polycom, Inc.
Dycom Industries Inc.	SAVVIS Inc.

These companies were selected because of similarity in industry, size in terms of revenues and performance to the Company. The outside compensation consultants also presented our Compensation Committee with survey data, which was based on executive-position match, as another means by which the committee could asses and judge the compensation paid to our named executive officers.

Base Salaries.  Consistent with our philosophy, our Compensation Committee and Board approved base salaries for our named executive officers, except for our Senior Vice President, which were approximately 10% to 15% below the median base salaries of similarly-situated executives as reflected in the data provided by the consultant. Due to the unique nature of the position of the Senior Vice President, including his status as a local national in Japan, the appropriate base salary for the Senior Vice President was determined by the Committee using its discretion and based on such factors as the individual’s contributions, responsibilities, experience, unique skillset and salary history. The Fiscal 2009 base salaries of the named executive officers are $550,000 for the Chief Executive Officer, an increase from $500,000, $315,000 for the Chief Financial Officer, an increase from $250,000, and $265,000 for the Senior Vice President, an increase from $250,000.

Annual Cash Bonus Program.  In May 2008, the Board approved an annual incentive bonus plan (the “Annual Incentive Plan”) for Fiscal 2009. The main objective of the Annual Incentive Plan is to motivate our named executive officers to achieve the Company’s overall operating plan. The performance goals for the Annual Incentive Plan are operating earnings per share, adjusted operating income as a percentage of total revenues, adjusted EBITDA (“Adjusted EBITDA”) (as determined consistent with the Company’s press release dated May 22, 2008 filed as an exhibit to the Company’s Current Report on Form 8-K for the event dated May 22, 2008) and DSOs. The performance goals will be equally weighted. Under the Annual Incentive Plan, the achievement of the performance goals at approximately 90% of target will result in a payout of 50% of targeted annual bonus, the achievement of the performance goals at 100% of target will result in a payout of 100% of targeted annual bonus and the achievement of the performance goals at approximately 110% of target will result in a payout of 150% of targeted annual bonus. These performance goals are likely to be achieved at 90% of target, are challenging but achievable at 100% of target but require successful implementation of our mergers & acquisitions program and are remotely achievable at 110% of target.

Following Board review and approval, our Compensation Committee approved targeted annual bonus award levels under the Fiscal 2009 Annual Incentive Plan to the Company’s executive officers as follows: our Chief Executive Officer – 100% of base salary or $550,000; our Chief Financial Officer – 80% of base salary or $252,000; and our Senior Vice President – 50% of base salary or $132,500.

Long-Term Incentive Program.  As part of its engagement, our outside compensation consultants discussed the Company’s historical compensation practices with key employees, including the named executive officers, and with certain members of the Board. In meetings with the outside compensation consultants during Fiscal 2008 and in the first quarter of Fiscal 2009, our Compensation Committee and management were advised that our historical emphasis on stock options as the sole long-term compensation vehicle had not achieved the desired objectives and had created a mismatch between the perceived and real value of the option program and the accounting expense associated with the program. The consultants further noted that the significant reliance on stock options had resulted in a total rewards program that was below market with grant practices which had been historically inconsistent. Further, the consultants noted that there was a view, based on their interviews of our personnel, that the value of stock options is subject to external forces beyond the control of employees even when we perform well financially. The outside compensation consultant also discussed market trends in long-term compensation mix, including the use of multiple long-term incentive vehicles in the long-term incentive compensation program, and provided our Compensation Committee with an overview of prevalent vehicles.

Based on the limitations of our existing Employee Plan as the only current stockholder-approved long-term compensation plan for our executive officers, the compensation consultant recommended, and the Compensation Committee agreed, that the transition of the Company’s new long-term incentive program utilizing other compensation vehicles to supplement the use of stock options should occur over a two-year period. In Fiscal 2009, the long-term incentive program would necessarily use stock options as the only equity-based compensation vehicle as other vehicles (other than stock appreciation rights) were not available under the Employee Plan. In such discussion, it was contemplated that other long-term incentive compensation vehicles could be utilized in future years, subject to stockholder approval of a plan providing for such compensation vehicles, such as the Incentive Plan which will be presented for stockholder consideration at the Annual Meeting.

Accordingly, after discussions among our Compensation Committee, management and the outside compensation consultants, the Compensation Committee and Board approved a new Long-Term Incentive Plan (the “LTIP”) for the two fiscal years ending March 31, 2010. The LTIP is comprised of a cash performance award representing 60% of the award and a stock option grant representing 40% of the award, which design reflected our Compensation Committee’s view that we need to use more than one type of long-term incentive vehicle. The cash performance award will be earned based on the Company’s cumulative Adjusted EBITDA for the two fiscal years ending March 31, 2010, and will be paid out at 50% of the targeted cash award based on achievement of 75% of the Adjusted EBITDA target, 100% of the targeted cash award based on achievement of 100% of the Adjusted EBITDA target; and 150% of the targeted cash award based on achievement of 120% of the Adjusted EBITDA target. These performance goals are likely to be achieved at 90% of target, are challenging but achievable at 100% of target but require successful implementation of our mergers & acquisitions program and are remotely achievable at 110% of target. The Committee believes that Adjusted EBITDA, an important measure for evaluating the profitability of the Company, and stock price appreciation, a requirement for success under our stock option awards, appropriately link our executives’ long-term compensation programs with the creation of stockholder value.

Following Board review and approval, the Committee made the following awards under the LTIP to the Company’s executive officers: our Chief Executive Officer – a targeted cash award of $1,200,000 and a stock option grant for 80,000 shares of Common Stock, with an exercise price of $28.93 per share; our Chief Financial Officer –

a targeted cash award of $300,000 and a stock option grant for 20,000 shares of Common Stock with an exercise price of $28.93 per share; and our Senior Vice President – a targeted cash award of $150,000 and a stock option grant for 10,000 shares of Common Stock with an exercise price of $28.93 per share. The stock options granted pursuant to the LTIP will vest over a three-year period.

Long-Term Incentive Program for Fiscal Years After Fiscal 2009.  We are submitting for stockholder approval the Incentive Plan which is described under “Proposal 2 – Approval of the 2008 Long-Term Incentive Plan.” Unlike the Employee Plan, the Incentive Plan would provide for a variety of equity awards and cash awards that could have tax advantages to the Company, in addition to stock options. Our Compensation Committee and Board are seeking stockholder approval of the Incentive Plan so that our Compensation Committee, in consultation with the outside compensation consultants, may choose from equity incentive awards which most appropriately fit with our compensation philosophy, achieve our corporate objectives with the executive compensation program, provide awards that are competitive to attract and retain executive talent relative to our peers, align our compensation practices with market trends and provide tax efficiencies.

Retirement Benefits

We generally do not have a Company-funded post-retirement medical benefits program or a defined benefit pension program for our key employees. Mr. Blakemore participates in the Retirement and Security Program of the National Telecommunications Cooperative Association (the “NTCA Plan”), a multiple employer pension plan in which the subsidiary of the Company that employs Mr. Blakemore participates as a contributing employer. Mr. Blakemore participated in such plan at the time of the Company’s acquisition of this subsidiary in 1999. Mr. Wertheimber is a citizen of Japan and, under Japanese law, must enroll in Japan’s national pension system to which we make contributions. Mr. McAndrew participates in a defined contribution plan similar to most Company employees.

Perquisites

The Company does not provide any perquisites to executives who reside in the United States. The Company does provide an automobile benefit to the Senior Vice President who is a local national in Japan, which is a customary practice in that country.

Change-in-Control and Employment Termination Arrangements

We entered into agreements with Mr. Wertheimber in November 2004 and with Messrs. McAndrew and Blakemore in May 2007.

The agreements with Messrs. Wertheimber, McAndrew and Blakemore generally provide for certain benefits to these named executive officers in the event that their respective employment is terminated within two (2) years of a change of control either by (i) us for a reason other than cause, death, disability or retirement or (ii) the named executive officer’s resignation for good reason.

In October 2007, our Board approved a revised compensatory arrangement for Mr. Blakemore in connection with his selection to the positions of President and Chief Executive Officer. See “– Summary of Fiscal 2008 Executive Compensation Decisions – Base Salary” above for a discussion of the considerations regarding these compensation arrangements for Mr. Blakemore. After discussion, the Compensation Committee and the Board determined to amend Mr. Blakemore’s agreement to provide that severance would be due to Mr. Blakemore upon termination of employment by us (other than due to death, disability, retirement or for cause) or by Mr. Blakemore for good reason, in each case prior to a change in control of the Company. Our Compensation and Board approved this amendment to our Chief Executive Officer’s agreement as an inducement for him to accept the positions of President and Chief Executive Officer with us.

Our Compensation Committee and our Board approved these agreements and change-in-control and employment termination provisions in our compensation arrangements to reduce the distraction regarding the impact of such a transaction on the personal situation of a named executive officer and to provide incentives to them to remain with us through the consummation of a change-in-control transaction, if any. The level of severance provided, should the executive be terminated prior to or within two years following a change-in-control, aligns with the level commonly provided in the market.

For a more detailed description of the change in control arrangements with our named executive officers, see “Potential Payments Upon Termination or Change-in-Control.”

Report of the Compensation Committee

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based on the foregoing review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

The information contained in this report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee:

Thomas W. Golonski, Chairman
Richard L. Crouch
Thomas G. Greig

SUMMARY COMPENSATION TABLE – FISCAL 2008 and FISCAL 2007

The following table sets forth cash compensation paid by us and our subsidiaries, as well as other compensation paid or accrued during Fiscal 2008 and the fiscal year ended March 31, 2007 (“Fiscal 2007”) to (i) Fred C. Young, our principal executive officer until his resignation on May 20, 2007, (ii) R. Terry Blakemore, who was appointed our Interim President and Chief Executive Officer on May 21, 2007 following Mr. Young’s resignation and subsequently was named our President and Chief Executive Officer on October 13, 2007, (iii) our principal financial officer, Michael McAndrew and (iv) Francis W. Wertheimber, an executive officer at the end of Fiscal 2008 who received total compensation (determined in accordance with SEC rules) in Fiscal 2008 that exceeded $100,000 (each, a “Named Executive Officer”). Such compensation was paid for services rendered in all capacities to us and our subsidiaries:

Name and Principal Position	Year	Salary		Bonus	Option	Non-Equity	Change in	All Other		Total
		($)		($)	Awards(1)	Incentive	Pension	Compensation		($)
					($)	Plan	Value and	($)
						Compensation	Nonqualified
						($)	Deferred
							Compensation
							Earnings
							($)

Fred C. Young,	2008	103,846		—	—	—	—	592	(2)	104,438
Chief Executive Officer	2007	481,437		—	1,535,561	—	—	5,826	(2)	2,022,824

R. Terry Blakemore,	2008	367,307		150,000 (3)	38,231	43,000	221,938 (4)	29,473	(5)	849,949
President and Chief Executive Officer	2007	186,058		—	351,482	100,000	152,746 (4)	13,282	(5)	803,568

Michael McAndrew,	2008	250,000		—	145,120	43,000	—	56,470	(6)	494,590
Vice President, Chief Financial Officer, Treasurer and Secretary	2007	164,959		—	286,697	—	—	4,663	(2)	456,319

Francis W. Wertheimber,	2008	295,030	(7)	—	108,341	43,000	—	32,287	(7)(8)	478,658
Senior Vice President	2007	217,759	(7)	100,000	299,801	—	—	59,509	(7)(8)	677,069

(1)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R), and, thus, includes amounts from awards granted in and prior to the year referenced. For Fiscal 2008, the weighted-average assumptions underlying the valuation of the stock options under the Black-Scholes option pricing model are as follows: expected life of 5.24 years; volatility of 52.59%; a risk-free interest rate of 4.20%; and a dividend yield of 0.6%. For Fiscal 2007, see Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (the “2007 Form 10-K”) regarding weighted-average assumptions underlying the valuation of stock options granted in Fiscal 2007 and the fiscal years ended March 31, 2006 and 2005.

(2)	Represents amounts paid by us for the individual under a 401(k) plan and payments for life insurance premiums.

(3)	Mr. Blakemore received a $75,000 bonus when he agreed to serve as Interim President and Chief Executive Officer and received an additional $75,000 bonus when he agreed to become the Company’s President and Chief Executive Officer.

(4)	Mr. Blakemore participates in the NTCA Plan. One of our subsidiaries is a member of the National Telecommunications Cooperative Association, which sponsors the NTCA Plan, a multiple employer pension plan in which such subsidiary participates as a contributing employer. The amount in this column for Fiscal 2008 represents the aggregate change in actuarial present value of his accumulated benefits under the NTCA Plan from December 31, 2006 to December 31, 2007 (the last day of the NTCA Plan’s most-recently completed fiscal year) and the amount in this column for Fiscal 2007 represents the aggregate change in actuarial present value of his accumulated benefits under the NTCA Plan from December 31, 2005 to December 31, 2006. For more information regarding the NTCA Plan and the assumptions used to calculate this amount, see the “Pension Benefits Table” and “Understanding Our Pension Benefits Table” in this proxy statement.

(5)	Represents the Company’s contributions to the NTCA Plan ($28,665 in Fiscal 2008) and payments for life insurance premiums.

(6)	Represents amounts paid by us for the individual under a 401(k) plan and payments for life insurance premiums. Also includes $51,343 representing a payment to Mr. McAndrew to reimburse him (including a tax gross-up) for the adverse tax effects of Section 409A with regard to one stock option exercised by him in Fiscal 2008.

(7)	Represents amounts paid in Japanese yen and converted to U.S. dollars using an exchange rate as of March 31, 2008 of .010031 U.S. dollars for each Japanese yen for Fiscal 2008 and an exchange rate as of March 31, 2007 of .008486 U.S. dollars for each Japanese yen for Fiscal 2007.

(8)	Mr. Wertheimber is a resident of Japan and, under Japanese law, must enroll in Japan’s national pension system to which we make contributions. For Fiscal 2008, we contributed to this pension system on his behalf. We also provided him with a vehicle allowance and paid certain other vehicle-related expenses totaling $25,458 for Fiscal 2008.

GRANTS OF PLAN-BASED AWARDS – FISCAL 2008

The following table sets forth each grant of awards made to our Named Executive Officers in Fiscal 2008 under plans established by us:

Name	Grant Date	All Other Option	Exercise or
		Awards:	Base Price of
		Number of	Option
		Securities	Awards
		Underlying	($/Sh)
Options(1)
(#)

Fred C. Young	—	—	—

R. Terry Blakemore	03/06/2008	60,000(2)	39.77

Michael McAndrew	08/07/2007	20,000(3)	42.93

Francis W. Wertheimber	—	—	—

(1)	Our Board and our stockholders have adopted the Employee Plan and have authorized the issuance of stock options and stock appreciation rights covering up to 9,200,000 shares of Common Stock under this plan (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Stock options and stock appreciation rights may be granted under the Employee Plan to key salaried and hourly employees (including those who may also be directors but who are not members of our Compensation Committee).

(2)	On March 6, 2008, Mr. Blakemore received stock options for 10,000 shares and 50,000 shares that were identical to and in exchange for cancelled options for the same amount of shares in order to remediate the adverse tax consequences of Section 409A associated with such options. The new options provided no additional benefit to Mr. Blakemore as compared to the cancelled options. In accordance with SFAS 123(R), the Company did not incur any incremental compensation expense as a result of this cancellation and regrant.

(3)	This reflects Mr. McAndrew’s previously-disclosed agreement to voluntarily increase the price of an outstanding stock option from $40.55 to $42.93. The fair market value of the Common Stock on the date of the repricing was $39.43. In accordance with SFAS 123(R), the Company did not incur any incremental compensation expense as a result of this repricing.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – FISCAL 2008

The following table sets forth all unexercised stock options which have been awarded by us to our Named Executive Officers and are outstanding as of March 31, 2008:

	Option Awards
Name	Number of Securities	Number of Securities	Option	Option
	Underlying	Underlying	Exercise Price	Expiration
	Unexercised Options	Unexercised Options	($)	Date
	(#)	(#)
	Exercisable	Unexercisable

Fred C. Young	—	—	—	—

R. Terry Blakemore	6,667	—	34.2900	08/11/2014
	60,000	—	39.7700	10/31/2015

Michael McAndrew	7,500	—	45.0625	08/30/2009
	8,552	—	42.2500	10/11/2010
	15,000	—	41.4500	09/21/2011
	20,000	—	42.9300	10/01/2013
	50,000	—	39.7700	10/31/2015
	3,333	6,667(1)	38.9650	06/15/2016

Francis W. Wertheimber	25,000	—	45.0625	08/30/2009
	21,772	—	42.2500	10/11/2010
	25,000	—	41.4500	09/21/2011
	25,000	—	44.3700	11/13/2012
	5,000	—	44.9100	12/19/2012
	35,000	—	40.5500	10/01/2013
	50,000	—	34.2900	08/11/2014
	50,000	—	39.7700	10/31/2015

(1)	These options vest in two (2) remaining annual installments of 3,333 and 3,334 on June 15, 2008 and June 15, 2009, respectively.

OPTION EXERCISES AND STOCK VESTED TABLE – FISCAL 2008

The following table sets forth information concerning each exercise of stock options by our Named Executive Officers during Fiscal 2008:

Option Awards
Name	Number of	Value Realized
	Shares	on Exercise
	Acquired	($)
on Exercise
(#)

Fred C. Young	—	—

R. Terry Blakemore	—	—

Michael McAndrew	70,000	691,850

Francis W. Wertheimber	—	—

PENSION BENEFITS TABLE – FISCAL 2008

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement to our Named Executive Officers, including tax-qualified defined benefit plans and supplemental employee retirement plans, but excluding defined contribution plans:

Name	Plan Name	Number of	Present	Payments
		Years Credited	Value of	During Last
		Service	Accumulated Benefit	Fiscal Year
		(#)	($)	($)

Fred C. Young	—	—	—	—

R. Terry Blakemore	NTCA Plan	27(1)	1,462,893 (2)	28,665

Michael McAndrew	—	—	—	—

Francis W. Wertheimber	—	—	—	—

(1)	Mr. Blakemore commenced participation in the NTCA Plan in October 1985 and was granted service credit back to March 1981. This additional service credit granted to him only has the effect of making him retirement eligible, without any benefit reduction, at an earlier date and does not result in any augmentation of benefits paid to him.

(2)	The actuarial present value of Mr. Blakemore’s accumulated benefits under the NTCA Plan was computed as of December 31, 2007 (the last day of the most recently completed fiscal year of the NTCA Plan). The amount was computed using the following assumptions and valuation methods: (i) a retirement age of 55 (the earliest age at which he could retire without any benefit reduction due to age), (ii) an annual increase of 2% of compensation, (iii) the mortality table provided in Internal Revenue Service Revenue Ruling 2007-67 and (iv) a discount rate of 7.75%.

UNDERSTANDING OUR PENSION BENEFITS TABLE

The Retirement and Security Program of the National Telecommunications Cooperative Association

The NTCA Plan is a multiple employer pension plan which is the main pension plan for over 380 employers who are members of the National Telecommunications Cooperative Association (of which one of our subsidiaries is a member). The NTCA Plan will pay retirement benefits to Mr. Blakemore based on his years of service with us and his compensation. As a qualified plan, the NTCA Plan is subject to various requirements on coverage, funding, vesting and the amount of compensation which may be taken into account in calculating benefits.

Normal Retirement.  The “normal retirement benefit” under the NTCA Plan is the benefit which will be received at the normal retirement date, which is the first day of the month containing Mr. Blakemore’s 65th birthday. The normal retirement benefit is expressed as a life annuity with ten (10) years certain.

The normal retirement benefit is the sum of the basic normal retirement benefit that Mr. Blakemore has accrued on the basis of active participation and certain other types of benefits such as fixed benefits, supplemental benefits and benefit upgrades. The basic normal retirement benefit increases as Mr. Blakemore’s average compensation increases and is based on: (i) “High-5 Compensation” which means the average of his W-2+ Compensation (defined below) for the five (5) years of the last ten (10) years during which his W-2+ Compensation was the highest (“W-2+ Compensation” means W-2 wages, including any bonuses, overtime and commissions, plus pre-tax 401(k) contributions, Section 125 contributions (cafeteria plan contributions) and Section 457 contributions (contributions to a non-qualified deferred compensation plan adopted after 1986 by a tax-exempt employer) and, effective for plan years beginning after December 31, 2000, Section 132(f)(4) income (qualified transportation fringe benefit income), but excluding income attributable to employer-sponsored group term life insurance over $50,000), (ii) total accruals, which is generally the sum of certain contribution percentages (both employer and employee) made on his behalf plus contribution percentages added through program upgrades, rollovers and prior service benefits, (iii) the applicable program actuarial factor and (iv) applicable uplift multiplier.

Additionally, the maximum annual pension which Mr. Blakemore accrues may never exceed 100% of his average W-2+ Compensation (taxable compensation prior to January 1, 1998) for his “High-3” (“High-3” compensation refers to the average of the highest three (3) consecutive years of Mr. Blakemore’s W-2+ Compensation) years before retirement.

Early Retirement.  The NTCA Plan permits early retirement on or after the first day of the month in which Mr. Blakemore reaches the age of 55. At age 55, Mr. Blakemore (assuming continued employment with us) will be entitled to unreduced retirement benefits at that time pursuant to the “Rule-of-85.” The Rule-of-85 allows certain plan participants to retire early (before the age of 65 but not before age 55) without an actuarial reduction in their accrued benefits for retiring before age 65. Under this formula, the sum of a participant’s age at retirement and number of years of service must equal or exceed 85 in order for the participant to be eligible for “Rule-of-85” benefits.

Late Retirement.  The NTCA Plan permits late retirement (retirement after the age of 65). If a participant retires late, the participant’s retirement benefits automatically will be increased by one-quarter of one percent (.25%) for each month the participant delays retirement beyond age 65. Additionally, if a participant continues working after his 65th birthday, benefits may increase through additional accruals and higher High-5 Compensation.

Forms of Payment.  The NTCA Plan provides for the following forms of payment options: (i) 10-years certain and life thereafter, (ii) 5-years certain and life thereafter, (iii) life only, (iv) if married, a qualified joint and survivor annuity (with 50% of the monthly amount payable during the participant’s lifetime continued after the participant’s death to his surviving spouse for the life of the surviving spouse), (v) if married, a qualified joint and survivor annuity (with 66 2/3% of the monthly amount payable during the participant’s lifetime continued after the participant’s death to his surviving spouse for the life of the surviving spouse), (vi) if married, a qualified joint and survivor annuity (with 100% of the monthly amount payable during the participant’s lifetime continued after the participant’s death to his surviving spouse for the life of the surviving spouse), (vii) if married, a qualified joint and survivor annuity under (iii) – (vi) (with the annuity that is payable guaranteed for 10 years following retirement and then payable at 50%, 66 2/3% or 100% to the spouse (if the participant predeceases the surviving spouse)), (viii) an annuity under (i) – (vii) that is supplemented by a certain amount between the time of retirement and either age 62 or normal social security retirement age, and then actuarially reduced once that age is reached, (ix) a combination of a partial single sum and any one of the foregoing annuity options, (x) a guaranteed annuity option or (xi) a single lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We do not have employment agreements with our Named Executive Officers. We entered into an agreement with Fred C. Young in May 2004, with Francis W. Wertheimber in November 2004 and with Michael McAndrew and R. Terry Blakemore in May 2007, and an amended and restated agreement with Mr. Blakemore in October 2007, which agreements provide for certain benefits to the Named Executive Officers in the event of a qualifying termination of their employment as described below. The original term of each of the agreements is five (5) years with an automatic renewal on a one-year basis thereafter absent notice of nonrenewal six (6) months prior to the renewal date; provided, however, that if a Change-in-Control (as defined below) occurs during the initial or any renewal period, the agreement will survive until the second anniversary (third anniversary in the case of Mr. Young) of the date of the Change-in-Control.

Each of the above-mentioned agreements contains a provision prohibiting the respective Named Executive Officer from competing with us during his employment with us and for five (5) years thereafter. Specifically, without our prior written consent, the Named Executive Officers may not directly or indirectly engage in, assist or have an active interest in (whether as proprietor, partner, investor, stockholder, officer, director or any type of principal whatsoever), or enter the employ of or act as agent for, or advisor or consultant to, any person, firm, partnership, association, corporation or business organization, entity or enterprise which is or is about to become directly or indirectly engaged in any business that is competitive with any of our businesses in which the Named Executive Officer is or was engaged.

Our Named Executive Officers are also bound, during the term of their agreement and at all times thereafter, by restrictive covenants with respect to confidential information, as more fully described in their respective agreements. They are not permitted, unless authorized in writing by us, to disclose or cause to be disclosed, such confidential information or to authorize or permit such disclosure of the confidential information to any unauthorized third party, or to use the confidential information (i) for their own benefit or advantage, (ii) for the benefit or advantage of any third party or (iii) in any manner which is intended to injure or cause loss, whether directly or indirectly, to us. At any time upon our request, and immediately upon termination, the Named Executive Officers must surrender all written or otherwise tangible documentation representing such confidential information to us.

A description of the other material terms of these agreements and estimates of the payments and benefits which each Named Executive Officer would receive upon a qualifying termination are set forth below. The estimates have been calculated assuming a termination date of March 31, 2008, and are based upon the closing price of our Common Stock on that date ($30.85). Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any triggering event and our stock price, the actual amounts to be paid or distributed may be different.

Termination Payments and Benefits Outside of a Change-in-Control

R. Terry Blakemore:

If Mr. Blakemore’s employment with the Company is terminated (i) due to his death or Disability (as defined below), (ii) by Mr. Blakemore other than for Good Reason for Termination (as defined below) or (iii) by us due to Cause for Termination or in accordance with Retirement (each as defined below), then, except as otherwise set forth below, we have no payment obligations to him other than as provided by our various policies, procedures and practices generally applicable to all employees.

If, however, Mr. Blakemore’s employment with the Company is involuntarily terminated during the term of his agreement and prior to a Change-in-Control (i) by us other than due to his death or Disability or in accordance with Retirement or (ii) by Mr. Blakemore for Good Reason for Termination other than at a time when we could have terminated him due to Cause for Termination (as defined below), then Mr. Blakemore is entitled to receive a payment equal to his base salary at the rate in effect on the termination date for the period equal to the greater of (A) thirty-six (36) months from the date of his agreement or (B) twelve (12) months from the termination date. Such payment is to be made to Mr. Blakemore in the form of a lump sum, subject to all applicable withholdings, within sixty (60) days following the termination date; provided, however, that in order for Mr. Blakemore to terminate his employment for Good Reason for Termination, (i) he must deliver a notice of termination to us within ninety (90) days of the event constituting Good Reason for Termination, (ii) the event must remain uncorrected for thirty (30) days following the date on which Mr. Blakemore gives us notice of his intent to terminate (the “Notice Period”) and (iii) the termination date must occur within sixty (60) days after the expiration of the Notice Period.

Fred C. Young:

If Mr. Young’s employment with the Company had been terminated (i) due to his death or Disability, (ii) by Mr. Young other than for Good Reason for Termination (as defined below) or (iii) by the Company due to Cause for Termination or in accordance with Retirement, then, except as otherwise set forth below, we would have had no payment obligations to him other than as provided by our various policies, procedures and practices generally applicable to all employees.

If, however, during the term of Mr. Young’s agreement, and prior to a Change-in-Control, his employment had been terminated (i) by us other than due to Cause for Termination, death, Disability or Retirement or (ii) upon his resignation if our Board removed or failed to reelect him to the chief executive officer position or otherwise reduced the power and status of such position at any time other than at a time when he could have been terminated due to Cause for Termination, he would have been entitled to, in addition to any accrued but unpaid benefits:

•	three (3) times the sum of his then current annual base salary for the year in which the employment termination occurred
•	three (3) times one third (1/3) of the aggregate cash bonuses or awards received by him as incentive compensation or bonus during the three (3) calendar years immediately preceding the termination date
•	an amount equal to the total cash award or bonus that would have been received by him under any long-term incentive plan, assuming that, in addition to any goals met prior to the termination date, all goals that were to be measured after such date were achieved and he remained employed, less any portion of the cash award or bonus for that award period previously paid to him
•	medical insurance and other similar benefits for the period of three (3) years following the termination date, as if he remained in our continuous employ during such period
•	unvested options would have vested and remained outstanding in accordance with their respective terms

The above-described payments would have been required to be made to Mr. Young on or before the sixtieth (60th) day following the termination date.

Mr. Young’s agreement further provided that in the event his employment had been terminated due to his death, or termination occurred on or after May 11, 2007 by his resignation at any time other than at a time when he could have been terminated due to Cause for Termination, all of his unvested stock options would have vested and all of his stock options would have remained outstanding in accordance with their respective terms until their stated expiration date.

Named Executive Officers other than Messrs. Blakemore and Young:

The agreements with Messrs. McAndrew and Wertheimber do not provide for any benefits outside of a change-in-control context. If their respective employment is terminated due to death or Disability or by them or by us at any time prior to a Change-in-Control, then we have no payment obligations to them other than as provided by our various policies, procedures and practices generally applicable to all employees.

Certain Definitions:

The following definitions are contained in the agreements with Messrs. Young, Blakemore, McAndrew and Wertheimber:

Cause for Termination: Named Executive Officer’s deliberate and intentional failure to devote his best efforts to the performance of duties, gross misconduct materially and demonstrably injurious to us, conviction of criminal fraud, embezzlement against us or a felony involving moral turpitude, continuing failure after notice to adhere to the nondisclosure and noncompete portions of the agreements (described above) or willful failure to follow instructions of our Board. For purposes of this definition, no act, or failure to act, on the Named Executive Officer’s part shall be considered “deliberate and intentional” or to constitute gross misconduct unless done, or omitted to be done, by the Named Executive Officer not in good faith and without reasonable belief that the Named Executive Officer’s action or omission was in the best interests of the Company.

Change-in-Control: a change in control of the Company is deemed to occur if:

i.	it is reportable as such by SEC rules;
ii.	twenty percent (20%) or more of the combined voting power of our then-outstanding capital stock is acquired, coupled with or followed by a change in a majority of the members of our Board; or

iii.	we sell all or substantially all of our assets or merge, consolidate or reorganize with another company and (x) upon conclusion of the transaction less than fifty-one percent (51%) of the outstanding securities entitled to vote in the election of directors of the acquiring company or resulting company are owned by the persons who were our stockholders prior to the transaction, and following the transaction there is a change in a majority of the members of our Board or (y) following the transaction, a person or group would be the owner of twenty percent (20%) or more of the combined voting power of the acquiring company or resulting company, and there is a change in a majority of the members of our Board.

Disability: incapacity due to physical or mental illness or injury which causes a Named Executive Officer to be unable to perform his duties to us during ninety (90) consecutive days or one hundred twenty (120) days during any six (6) month period.

Good Reason for Termination (with respect to Mr. Blakemore): a material negative change in Mr. Blakemore’s service relationship with us and any Affiliate of ours, taken as a whole, without his consent, on account of one or more of the following conditions: (i) a material diminution in his base compensation; (ii) a material diminution in his authority, duties or responsibilities; or (iii) after a Change-in-Control has occurred, a change in the geographic location at which Mr. Blakemore must report to and perform the majority of his services of more than fifty (50) miles. For purposes of Mr. Blakemore’s agreement, “Affiliate” means, with respect to any person or legal entity, any other person or legal entity controlling, controlled by or under common control with such person or legal entity.

Good Reason for Termination (other than with respect to Mr. Blakemore): our failure to have any successor assume the agreement or the occurrence of any of the following after a Change-in-Control: (i) the assignment of new duties materially and substantially inconsistent with prior duties, responsibilities and status, or a material change in reporting responsibilities, titles or offices, (ii) reduction in base salary, (iii) failure to continue comparable incentive compensation, (iv) failure to continue comparable stock option and other fringe benefits, (v) relocation beyond fifty (50) miles or (vi) any purported termination of the Named Executive Officer other than for Cause for Termination, Disability or Retirement or made without a specified written notice of termination.

Retirement: termination of the Named Executive Officer’s employment after age sixty-five (65) or in accordance with any mandatory retirement arrangement with respect to an earlier age agreed to by such Named Executive Officer.

Termination Payments and Benefits After a Change-in-Control

The agreements with Messrs. Young, Blakemore, McAndrew and Wertheimber provide for payments and other benefits if such Named Executive Officer is terminated within two (2) years (three (3) years in the case of

Mr. Young) following a Change-in-Control either by (i) us other than for Cause for Termination, death, Disability or Retirement or (ii) the individual’s resignation for Good Reason for Termination. Additionally, Mr. Young would have been entitled to payments and benefits if he had terminated his employment for any reason during a thirty (30) day period commencing six (6) months after a Change-in-Control.

In addition to any accrued but unpaid benefits, the agreements entitle each Named Executive Officer to an amount of cash equal to the sum of:

•	two (2) times (three (3) times in the case of Messrs. Blakemore and Young) the sum of his then current annual base salary in the year of termination (or, if greater, (x) in the case of termination for Good Reason for Termination, the Named Executive Officer’s salary preceding the date giving rise to his Good Reason for Termination or (y) the Named Executive Officer’s salary for the year in effect on the date of the Change-in-Control)
•	two (2) times (three (3) times in the case of Messrs. Blakemore and Young) the greatest of (x) one third (1/3) of the aggregate cash bonuses or awards received by the Named Executive Officer as incentive compensation or bonus during the three (3) calendar years immediately preceding the date of termination, (y) in the case of termination for Good Reason for Termination, one third (1/3) of the aggregate cash bonuses or awards received by the Named Executive Officer as incentive compensation or bonus during the three (3) calendar years preceding the date giving rise to the Named Executive Officer’s Good Reason for Termination or (z) one third (1/3) of the aggregate cash bonuses or awards received by the Named Executive Officer as incentive compensation or bonus during the three (3) calendar years preceding the date of the Change-in-Control
•	an amount equal to the total cash award or bonus that would have been received by the Named Executive Officer under any long-term incentive plan, assuming that, in addition to any goals met prior to the termination date, all goals that were to be measured after such date were achieved and the Named Executive Officer remained employed, less any portion of the cash award or bonus for that award period previously paid to the Named Executive Officer
•	medical insurance and other similar benefits for the period of two (2) years (three (3) years in the case of Mr. Young and eighteen (18) months in the case of Mr. Blakemore) following the termination date, as if such Named Executive Officer remained in our continuous employ during such period
•	unvested options will vest and remain outstanding in accordance with their respective terms

Such payments are to be made to Messrs. Young, Blakemore, McAndrew and Wertheimber on or before the sixtieth (60th) day following the termination date.

Estimated Termination and Change-in-Control Payments

R. Terry Blakemore:

The following table sets forth the potential payments(1), in addition to accrued benefits, that Mr. Blakemore would be entitled to receive assuming that his employment was terminated on March 31, 2008 pursuant to the terms described above:

Type of Termination	Salary	Bonus	Medical and	Acceleration of	Total
	($)	($)	Other Similar	Unvested Stock	($)
			Benefit	Options(2)(3)
			Continuation	($)
			($)

Qualifying termination prior to a Change-in-Control	771,918	—	—	—	771,918

Qualifying termination following a Change-in-Control	1,500,000	493,750	20,790 (4)	—	2,014,540

(1)	The payments shown reflect the maximum amount that would have been paid. Mr. Blakemore’s agreement contains a provision which could have the effect of reducing such payments based on the effect of excise taxes applicable to such payments under the Code.

(2)	Represents the value of the acceleration of unvested options as of March 31, 2008 based on the difference between the exercise price of the unvested options and the closing price of the Common Stock on Nasdaq on March 31, 2008.

(3)	In addition, the Employee Plan provides that, regardless of employment termination, in the event of a “change-in-control,” all then-outstanding options will vest immediately and become exercisable. For purposes of the Employee Plan, a “change-in-control” of the Company occurs if (i) any person becomes the beneficial owner, directly or indirectly, of our securities representing (a) fifty percent (50%) or more of the combined voting power of our then-outstanding securities or (b) twenty-five percent (25%) or more but less than fifty percent (50%) of the combined voting power of our then-outstanding securities if such transaction(s) giving rise to such beneficial ownership are not approved by our Board; or (ii) at any time a majority of the members of our Board have been elected or designated by any such person; or (iii) our Board approves a sale of all or substantially all of our assets or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

(4)	Represents the value of continued health, dental and vision benefits for an eighteen (18) month period based on COBRA (Consolidated Omnibus Budget Reconciliation Act) rates as of March 31, 2008.

Fred C. Young:

Mr. Young resigned from his position as our Chief Executive Officer and as a director on May 20, 2007. He was not entitled to any severance, bonus, medical or other similar benefits under his agreement as a result of such resignation, although he was entitled to elect to receive medical benefits under COBRA at his cost. As noted above, Mr. Young’s agreement provided that, in the event his employment terminated on or after May 11, 2007 by his resignation at any time other than at a time when he could have been terminated due to Cause for Termination, all of his unvested options would have vested and all of his options would have remained outstanding in accordance with their respective terms until their stated expiration date. Our Audit Committee concluded and recommended to our Board, and our Board determined, that Mr. Young could have been terminated due to Cause for Termination (as defined in his agreement) at the time Mr. Young resigned as a director and as an officer of the Company on May 20, 2007. In light of that determination and the terms of his agreement and his stock option agreements, all outstanding stock options held by Mr. Young terminated as of the date of his resignation.

Estimated Change-in-Control Payments

The following table sets forth the potential payments(1), in addition to accrued benefits, that the Named Executive Officers, other than Messrs. Blakemore and Young, would be entitled to receive assuming that the Named Executive Officer’s employment was terminated on March 31, 2008 pursuant to the terms described above in connection with a Change-in-Control:

Name	Salary	Bonus	Medical and	Acceleration of	Total
	($)	($)	Other Similar	Unvested Stock	($)
			Benefit	Options(2)(3)
			Continuation	($)
			($)

Michael McAndrew	500,000	91,667	20,113 (4)	—	611,780

Francis W. Wertheimber	590,060 (5)	121,563 (5)	10,780 (6)	—	722,403

(1)	The payments shown reflect the maximum amount that would have been paid. The agreement with each of Messrs. McAndrew and Wertheimber contains a provision which could have the effect of reducing such payments based on the effect of excise taxes applicable to such payments under the Code.

(2)	Represents the value of the acceleration of unvested options as of March 31, 2008 based on the difference between the exercise price of the unvested options and the closing price of the Common Stock on Nasdaq on March 31, 2008.

(3)	In addition, the Employee Plan provides that, regardless of employment termination, in the event of a “change-in-control,” all then-outstanding options will vest immediately and become exercisable. For purposes of the Employee Plan, a “change-in-control” of the Company occurs if (i) any person becomes the beneficial owner, directly or indirectly, of our securities representing (a) fifty percent (50%) or more of the combined voting power of our then-outstanding securities or (b) twenty-five percent (25%) or more but less than fifty percent (50%) of the combined voting power of our then-outstanding securities if such transaction(s) giving rise to such beneficial ownership are not approved by our Board; or (ii) at any time a majority of the members of our Board have been elected or designated by any such person; or (iii) our Board approves a sale of all or substantially all of our assets or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

(4)	Represents the value of continued health, dental and vision benefits for a two (2) year period based on COBRA rates as of March 31, 2008.

(5)	For Mr. Wertheimber, this value represents a conversion from Japanese yen to U.S. dollars using exchange rates on March 31, 2008.

(6)	Represents the value of continued medical and similar benefits for a two (2) year period beginning March 31, 2008 based on rates determined under the Japanese health care system and is converted from Japanese yen to U.S. dollars using an exchange rate on March 31, 2008.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee with respect to the audited financial statements for Fiscal 2008 included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 (“2008 Form 10-K”). The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with BDO, the Company’s independent registered public accounting firm for Fiscal 2008, the matters required to be discussed by SAS 61, as amended (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of the financial statements.

The Audit Committee has also received written disclosures and the letter from BDO required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with BDO their independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its 2008 Form 10-K.

Audit Committee:

Richard L. Crouch, Chairman
Thomas W. Golonski
Thomas G. Greig

EQUITY PLAN COMPENSATION INFORMATION

The following table sets forth information about our equity compensation plans as of March 31, 2008:

	(a)	(b)	(c)
Number of Securities
Plans	Number of Securities to Be	Weighted-Average	Remaining Available for
	Issued Upon Exercise of	Exercise Price of	Future Issuance Under
	Outstanding Options,	Outstanding Options,	Equity Compensation Plans
	Warrants and Rights	Warrants and Rights	(Excluding Securities
	(#)	($)	Reflected in Column (a))
(#)

Equity compensation plans approved by security holders	2,583,715(1)	40.27	1,928,716

Equity compensation plans not approved by security holders	—	—	—

Total	2,583,715	40.27	1,928,716

(1)	Includes both vested and unvested options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information publicly available, as of March 31, 2008, regarding the beneficial ownership of our Common Stock by all stockholders known by us to be beneficial owners of more than five percent (5%) of our outstanding Common Stock:

	Number of	Percent of
	Shares	Shares(6)
FMR Corp.(1)	1,981,025	11.3%
82 Devonshire Street, Boston, MA 02109

Dimensional Fund Advisors LP(2)	1,458,867	8.3%
1299 Ocean Avenue, Santa Monica, CA 90401

Sterling Capital Management LLC(3)	1,078,403	6.2%
Two Morrocroft Centre, 4064 Colony Road, Suite 300, Charlotte, NC 28211

AXA(4)	963,243	5.5%
26, avenue Matignon, 75008 Paris, France

Barclays Global Investors, NA(5)	931,140	5.3%
45 Fremont Street, San Francisco, CA 94105

(1)	Includes 1,981,025 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, of which 1,981,025 shares are owned by one investment company, Fidelity Low Priced Stock Fund. Edward C. Johnson 3d, FMR Corp. and the funds each has sole power to dispose of the 1,981,025 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. This information is derived from FMR Corp.’s Schedule 13G filed with the SEC on February 14, 2007.

(2)	Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc. (“Dimensional”)) is a registered investment advisor that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional beneficially owns 1,458,867 shares, of which it has sole voting power and sole dispositive power. This information is derived from Amendment No. 2 to Dimensional’s Schedule 13G filed with the SEC on February 6, 2008.

(3)	Sterling Capital Management LLC (“Sterling”) is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares of the Company’s Common Stock. Sterling beneficially owns 1,078,403 shares, of which it has sole voting power and sole dispositive power. This information is derived from Amendment No. 3 to Sterling’s Schedule 13G filed with the SEC on January 29, 2008.

(4)	Includes 1,400 shares beneficially owned by AXA Konzern AG (Germany), of which it has sole voting power and sole dispositive power. Includes 918,278 shares beneficially owned by AXA Rosenberg Investment Management LLC, of which it has sole voting power with respect to 421,346 shares and sole dispositive power with respect to 918,278 shares. Includes 8,300 shares beneficially owned by Winterthur, of which it has sole voting power and sole dispositive power. Includes 33,865 shares beneficially owned by AllianceBernstein L.P., of which it has sole voting power with respect to 33,040 shares, shared voting power with respect to 75 shares and sole dispositive power with respect to 33,865 shares. Also includes 1,400 shares beneficially owned by AXA Equitable Life Insurance Company, of which it has sole voting power and sole dispositive power. AXA and its controlling entities, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA Assurances I.A.R.D. Mutuelle, are members of a group which is deemed to beneficially own the shares reported. This information is derived from Amendment No. 2 to AXA’s Schedule 13G filed with the SEC on February 14, 2008.

(5)	Includes 382,318 shares beneficially owned by Barclays Global Investors, NA, of which it has sole voting power with respect to 309,694 shares and sole dispositive power with respect to 382,318 shares. Includes 530,683 shares beneficially owned by Barclays Global Fund Advisors, of which it has sole voting power with respect to 384,336 shares and sole dispositive power with respect to 530,683 shares. Includes 18,139 shares beneficially owned by Barclays Global Investors, Ltd, of which it has sole dispositive power. This information is derived from Barclay’s Schedule 13G filed with the SEC on February 5, 2008.

(6)	Based on 17,516,305 shares outstanding as of March 31, 2008.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information available to us, as of March 31, 2008, regarding the shares of our Common Stock beneficially owned by (i) each of our directors; (ii) each of our Named Executive Officers and (iii) all of our directors and executive officers as a group:

	Number of	Percent of
	Shares	Shares(4)
William F. Andrews(1)	57,335	*

R. Terry Blakemore(2)	66,667	*

Richard L. Crouch(1)	15,633	*

Thomas W. Golonski(1)	26,833	*

Thomas G. Greig(1)	47,336	*

Michael McAndrew(2)	104,386	*

Edward A. Nicholson, Ph.D.(1)	15,333	*

Francis W. Wertheimber(2)	236,773	1.3%

Fred C. Young	0	—

All directors and executive officers as a group of eight (8) persons(3)	570,296	3.2%

(1)	Includes for Messrs. Andrews, Crouch, Golonski and Greig and Dr. Nicholson: 47,335, 15,333, 26,333, 41,335 and 15,333 shares, respectively, pursuant to rights to acquire such shares as a result of vested options, as of March 31, 2008 or within sixty (60) days thereafter, granted under the Director Plan.

(2)	Includes for Messrs. Blakemore, McAndrew and Wertheimber: 66,667, 104,385 and 236,772 shares, respectively, pursuant to rights to acquire such shares as a result of vested options, as of March 31, 2008 or within sixty (60) days thereafter, granted under the Employee Plan.

(3)	Includes for all directors and executive officers as a group 553,493 shares pursuant to rights to acquire such shares as a result of vested options as of March 31, 2008 or within sixty (60) days thereafter, granted under the Employee Plan and the Director Plan. Excludes Mr. Young who was not an executive officer as of March 31, 2008.

(4)	Based on 17,516,305 shares outstanding as of March 31, 2008.

The difference between the amounts set forth in the above table and the amounts indicated in the footnotes are shares owned outright either directly or indirectly.

*	Represents less than 1% of our outstanding Common Stock.

SUMMARY OF INCENTIVE PLAN

The following is a summary description of the Incentive Plan that our Board adopted, and for which we are seeking stockholder approval with respect to Proposal 2. This summary is not a complete statement of the Incentive Plan and is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached hereto as Exhibit I. Additional information regarding the Incentive Plan is set forth under “Annual Meeting Matters – Proposal 2 – Approval of the 2008 Long-Term Incentive Plan” of this proxy statement.

Purpose.  The purpose of the Incentive Plan is to advance our interests and the interests of our stockholders by providing incentives to certain employees, directors, consultants and other individuals who contribute significantly to our strategic and long-term performance objectives and growth. The Incentive Plan will replace our Employee Plan and our Director Plan.

Administration.  The Incentive Plan will be administered by our Compensation Committee or such other committee as determined by our Board, or by the Board itself (“Committee”). Our Committee will have the authority, among other matters, to select Incentive Plan participants, grant awards under the Incentive Plan, determine the type, size, terms and conditions of Incentive Plan awards and to adopt rules for the administration, interpretation and application of the Incentive Plan in accordance with its terms.

Types of Awards under the Incentive Plan.  The Incentive Plan consists of the following components: stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants (cash and equity) and other share-based awards.

Grant of Awards; Shares Available for Awards.  Certain employees, directors and consultants are eligible to receive grants of awards under the Incentive Plan until June 23, 2018. The maximum number of shares of Common Stock available for issuance under the Incentive Plan is 900,000 plus the number of shares of Common Stock that remain available for the grant of awards under the Employee Plan and the Director Plan on the date that the Incentive Plan is approved by our stockholders, plus the number of shares subject to stock options outstanding under the Employee Plan and the Director Plan on the date that the Incentive Plan is approved by our stockholders that are forfeited or cancelled prior to exercise; the aggregate number of shares of Common Stock available for issuance under the Incentive Plan shall be reduced by one (1) share of Common Stock for each share of Common Stock issued in settlement of an award; provided, however, that such aggregate number of shares of Common Stock available for issuance under the Incentive Plan will be reduced by 1.87 shares of Common Stock for each share of Common Stock issued in settlement of a “Full-Value Award,” meaning any award which may result in the issuance of Common Stock other than a stock option or stock appreciation right. No person will receive, in any one fiscal year, stock options or stock appreciation rights for more than 900,000 shares or performance grants for more than 500,000 shares or for more than $5,000,000. The number of shares of Common Stock issued or reserved pursuant to the Incentive Plan will be subject to adjustment as a result of stock splits, stock dividends and similar changes in Common Stock, as described more fully below.

If any shares of Common Stock issued pursuant to an award under the Incentive Plan are forfeited or cancelled, then such shares of Common Stock that are forfeited or cancelled will be or become available for issuance under the Incentive Plan. Shares of Common Stock (i) delivered in payment of the exercise price of a stock option, (ii) not issued upon settlement of a stock appreciation right or (iii) delivered to or withheld by the Company to pay withholding taxes shall not become available for issuance under the Incentive Plan.

Stock Options.  Our Committee may grant a stock option qualified as an incentive stock option under the Code (an “Incentive Stock Option”), or a stock option not qualified as such under the Code (collectively, an “option”), to Incentive Plan participants. The exercise price of an option will be equal to or greater than the fair market value of the Common Stock subject to such option on the date of grant of the option; provided, however, that if an Incentive Stock Option is granted to an employee who owns more than 10% of the voting power of all classes of our stock, or stock of any of our parents or subsidiaries (a “ten-percent employee”), the exercise price will not be less than 110% of the fair market value at the time the Incentive Stock Option is granted. An option may be exercised within such period or periods as may be determined by our Committee; provided, however, that in the case of any Incentive Stock Option granted to a ten-percent employee, such Incentive Stock Option will not be exercisable after the expiration of five (5) years from the date of grant, and, in the case of any other option, after the expiration of ten (10) years from the date of grant. The aggregate fair market value of the Common Stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the terms of the Incentive Plan will not exceed the sum of $100,000.

The exercise price of an option will be paid in such form as our Committee may determine, including, but not limited to, cash, shares of Common Stock, the surrender of another outstanding award under the Incentive Plan, broker-assisted cashless exercise or any combination thereof.

Stock Appreciation Rights.  Our Committee may grant stock appreciation rights under the Incentive Plan, which will be exercisable as determined by our Committee but for a term not in excess of ten (10) years. Stock appreciation rights, if granted, will entitle the holder upon exercise to receive, without payment to us, that number of shares of Common Stock (or cash, other securities or other property or other form of payment or any combination thereof) equal to the excess of the fair market value of the shares covered by the right over the exercise price of the stock appreciation right.

Restricted Stock and Restricted Stock Units.  Our Committee may grant restricted stock and restricted stock units under the Incentive Plan. It has the authority to determine the number of shares of restricted stock and/or the number of restricted stock units to be granted to each participant and the duration of such awards. Our Committee may also grant dividend equivalent rights to participants in connection with awards of restricted stock units which will provide that dividend equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional Common Stock or other investment vehicles as specified by our Committee. The standard vesting schedule applicable to restricted stock and restricted stock units will provide for vesting of such awards, in one or more increments, over a service period of no less than three (3) years; provided, however, that this limitation shall not (i) apply to awards granted to non-employee directors of the Board that are received pursuant to the Company’s compensation program applicable to non-employee directors of the Board, (ii) apply to awards for Restricted Stock or Restricted Stock Units together with other Full-Value Awards for up to an aggregate of 10% of the maximum number of shares of Common Stock that may be issued under the Incentive Plan or (iii) adversely affect a Participant’s rights under another plan or agreement with the Company.

Performance Grants.  Our Committee may award performance grants under the Incentive Plan. A “performance grant” will consist of a right that is:

•	denominated in cash, shares of Common Stock or any other form of award;
•	valued, as determined by our Committee, in accordance with the achievement of performance goals during the applicable performance periods (which may consist of one or more calendar years or other fiscal period of at least twelve (12) months in length for which performance is being measured); and
•	payable at such time and in the form as our Committee determines.

Performance grants may be paid in a lump sum or in installments following the close of the performance period or on a deferred basis. For awards intended to be performance-based compensation under Section 162(m) of the Code, performance grants will be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures (subject to such modifications as specified by our Committee): cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; days sales outstanding; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; stock price; return on equity; total or relative increases to stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Code, our Committee may determine that certain adjustments will apply, in whole or in part, in such manner as determined by it, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganization and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in Management’s Discussion and Analysis of Financial Condition and Results of Operations or the financial statements or notes thereto appearing in our Annual Report on Form 10-K for the applicable fiscal year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by our Committee.

Our Committee may, in its sole discretion, also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance grant. It may also reduce the amount of any performance grant payable in cash if it concludes that such reduction is necessary or appropriate based on:

•	an evaluation of such participant’s performance;
•	comparisons with compensation received by other similarly-situated individuals working within our industry;
•	our financial results and conditions; or
•	such other factors or conditions that our Committee deems relevant; provided, that it will not have the discretion to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

Other Share-Based Awards.  Our Committee may grant other share-based awards under the Incentive Plan, which consist of any right that is not an award described above; an award of shares of Common Stock or an award denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock), as deemed by our Committee to be consistent with the purposes of the Incentive Plan. Generally, the standard vesting schedule applicable to any Full-Value Award shall provide for vesting of such Full-Value Award, in one or more increments, over a service period of no less than three (3) years; provided, however, that this limitation shall not (i) apply to awards granted to non-employee directors of the Board that are received pursuant to the Company’s compensation program applicable to non-employee directors of the Board, (ii) apply to awards for Restricted Stock or Restricted Stock Units together with other Full-Value Awards for up to an aggregate of 10% of the maximum number of shares of Common Stock that may be issued under the Incentive Plan or (iii) adversely affect a Participant’s rights under another plan or agreement with the Company.

Termination of Employment; Disability; Death; Retirement.  Upon an employee’s termination of employment with us, or cessation of a director’s service on our Board, an award previously granted to the employee or the director, as the case may be, unless otherwise specified by our Committee in the award agreement, will, to the extent not exercised with respect to any option or stock appreciation right, or to the extent that any of the designated goals have not been achieved within the designated period prior to the lapse of any restrictions or vesting of any other award, will become null and void and be forfeited, provided that:

•	if the employee or the director dies while in our employ or while serving on our Board or during either the three (3) month period after the termination date of employment or service in the case of termination by reason of retirement (at such age or upon such conditions as shall be specified by our Board) or dismissal other than for cause (as defined in the Incentive Plan) or the one (1) year period after the termination date of employment or service in the case of termination by reason of disability (as described in Section 22(e)(3) of the Code), the legal representative or heirs of such employee or director will be entitled to exercise such option or stock appreciation right (to the extent otherwise exercisable) for a one-year period following the date of death
•	if the employment of an employee or the service of a director to whom an option or stock appreciation right will have been granted terminates by reason of retirement, disability or termination other than for cause, then such employee or director will have the right to exercise such option or right (to the extent otherwise exercisable) at any time up to (i) three (3) months after termination by reason of retirement or other than for cause and (ii) one (1) year after termination by reason of disability

•	if the employment of an employee or the service of a director to whom an award of restricted stock or restricted stock units or any other share-based award will have been granted terminates by reason of such person’s death, retirement or disability, and prior to the forfeiture of such award, the award will vest and all restrictions will lapse as of the date of such person’s death, retirement or disability
•	if an employee voluntarily terminates his or her employment, or if a director voluntarily terminates his or her service on our Board, or is discharged for cause (in both instances), any award granted under the Incentive Plan will, unless otherwise specified by our Committee in the award agreement, terminate and be forfeited with respect to any unexercised or unvested portion thereof

Change-in-Control.  In the event of a “change-in-control” of the Company, as defined in the Incentive Plan, all then-outstanding awards will immediately vest and become exercisable and all restrictions will lapse. Our Committee, in its sole discretion, may determine that, upon the occurrence of a change-in-control transaction, each outstanding award will terminate within a specified number of days after notice to the holder, and such holder will receive, with respect to each such award, cash in an amount equal to the fair market value of such award as determined by our Committee.

Dilution and Other Adjustments.  In the event a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other of our securities, issuance of warrants or other rights to purchase shares of Common Stock or other of our securities or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, then the Committee will, in an equitable manner, adjust an award or, if deemed appropriate, provide for an equivalent award or substitute award or make provision for a cash payment to the holder of an outstanding award. Unless otherwise provided by our Committee, all outstanding awards will terminate immediately prior to the consummation of our dissolution or liquidation. Any such termination or adjustment made by our Committee will be final, conclusive and binding for all purposes of the Incentive Plan.

Amendment and Termination.  Our Committee or our Board may amend or suspend the Incentive Plan at any time. Our Committee also may amend or modify any award under the Incentive Plan; provided, however, that no such amendment or suspension of the Incentive Plan or amendment or modification of an award may accelerate the vesting or exercisability of any award, other than in connection with a participant’s death, disability, retirement or a change-in-control or other similar transaction (except for certain performance grants that remain contingent upon the attainment of the performance goal) or may adversely affect, in a material manner, any right of any participant with respect to any award previously granted without such person’s written consent. Notwithstanding the foregoing or any provision of the Incentive Plan to the contrary, our Committee may at any time (without the consent of participants) modify, amend or terminate any or all of the provisions of the Incentive Plan or any outstanding award to the extent necessary to conform the provisions of the Incentive Plan with Section 162(m), Section 409A or any other provisions of the Code or other applicable law.

No Repricing.  Except in the event of a “change-in-control” or a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other Company securities, issuance of warrants or other rights to purchase shares of Common Stock or other Company securities or other similar corporate transaction or event that affects the shares of Common Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel or surrender outstanding stock options or stock appreciation rights in exchange for cash, other awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.

Transferability.  A participant’s  rights and interest  under the Incentive Plan or  any award may not  be assigned or transferred in any manner; provided, however, that our Committee may permit such transfers to certain permitted transferees and provided, further, that, unless otherwise permitted by the Code, any Incentive Stock Options will not be transferable other than by will or by the laws of descent and distribution.

Federal Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences applicable to Incentive Plan participants and us, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under the Incentive Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto). The Incentive Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Incentive Stock Options

Options issued under the Incentive Plan and designated as Incentive Stock Options are intended to qualify under Section 422 of the Code. Under the provisions of Section 422 and the related regulations, an optionee who has been granted an incentive stock option will not recognize income and we will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the value of the Common Stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the optionee’s alternative minimum tax. The taxation of gain or loss upon the sale of the Common Stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the Common Stock is at least two (2) years from the date the incentive stock option was granted and at least one (1) year from the date the Common Stock was transferred to the optionee. If this holding period is satisfied, any gain or loss realized on a subsequent disposition of the Common Stock will be treated as a long-term capital gain or loss. If this holding period is not met, then, upon such “disqualifying disposition” of the Common Stock, the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the Common Stock at the time of exercise over the incentive stock option price limited, however, to the gain on sale. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, we generally will be entitled to a tax deduction in the same amount.

Nonqualified Stock Options and Stock Appreciation Rights

An optionee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the optionee recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the Common Stock received over the sum of the exercise price plus the amount, if any, paid by the optionee for the nonqualified stock option. We are generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition of the Common Stock acquired under a nonqualified stock option, the optionee will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the Common Stock is disposed of within one (1) year after the nonqualified stock option is exercised and long-term if the Common Stock was held more than twelve (12) months as of the sale date.

Stock appreciation rights are treated very similarly to nonqualified stock options for tax purposes. A participant receiving a stock appreciation right will not normally recognize any taxable income upon the grant of the stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise or (ii) if Common Stock is received upon the exercise of the stock appreciation right, the fair market value of the Common Stock received. We will generally be entitled to a tax deduction in an amount equal to the compensation income recognized by the participant.

Unrestricted Stock

The tax consequences of receiving Common Stock pursuant to a stock award under the Incentive Plan is similar to receiving cash compensation from us, unless the Common Stock awarded is restricted stock (i.e., subject to a substantial risk of forfeiture). If the shares of Common Stock are unrestricted (i.e., not subject to a substantial risk of forfeiture), the participant must recognize ordinary income equal to the fair market value of the Common Stock received less any amount paid for Common Stock.

Restricted Stock

A participant that receives a restricted stock award under the Incentive Plan will normally not be required to recognize income for federal income tax purposes at the time of grant, nor are we entitled to any deduction, to the extent that the Common Stock awarded has not vested (i.e., no longer subject to a substantial risk of forfeiture). When any part of a restricted stock award vests, the participant will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested Common Stock on the vesting date. The participant may, however, make an election, referred to as a Section 83(b) election, within thirty (30) days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the fair market value of the Common Stock on the date of grant. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. We will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of the vested Common Stock, the participant will realize short-term or long-term capital gain or loss depending on the holding period.

Restricted Stock Units

Under current tax law, a participant who receives restricted stock units will not recognize taxable income for federal income tax purposes until the Common Stock underlying the restricted stock units are actually issued to the participant. Upon issuance of Common Stock, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the Common Stock received, and we will be entitled to a corresponding deduction. If the participant is our employee, the participant will be subject to Social Security and Medicare taxes at the time the restricted stock units vest, even though none of the Common Stock underlying the restricted stock units is issued at that time. However, no additional Social Security or Medicare taxes will be due when the Common Stock subject to the vested restricted stock units is subsequently issued (even if the market value of the Common Stock has increased).

Performance Grants

A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in Common Stock, the fair market value of the Common Stock received. When the participant recognizes ordinary income upon payment of a performance award, we will generally be entitled to a tax deduction in the same amount.

Limitations on Our Deductions; Consequences of Change-in-Control

With certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally the Chief Executive Officer and the four (4) other highest-paid executive officers). If our stockholders approve the Incentive Plan, we believe that stock options, stock appreciation rights and performance grants (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the Incentive Plan will satisfy the requirements of qualified performance-based compensation and, therefore, the Company will be entitled to a deduction with respect to such awards. Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. In addition, if a “change-in-control” of the Company causes awards under the Incentive Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received

“excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of deductions under Section 280G of the Code.

Internal Revenue Code Section 409A

Awards of stock options, stock appreciation rights, restricted stock units, other stock-based awards and performance awards under the Incentive Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that these awards fail to meet certain requirements under Section 409A, the regulations issued thereunder or an exception thereto, the participant will be subject to immediate taxation and tax penalties in the year the award vests. We intend that awards under the Incentive Plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Code or an exception thereto. Section 409A does not impose any penalties on us and does not limit our deduction with respect to compensation paid to a participant.

INDEPENDENT PUBLIC ACCOUNTANTS

Fees Billed to Us by BDO during Fiscal 2008 and Fiscal 2007

Audit Fees:  An aggregate of $2,357,000 was billed for professional services rendered and for expenses for the audit of our annual financial statements for Fiscal 2008, attestation of management’s report on our internal controls over financial reporting, statutory audits required internationally and the review of financial statements included in our quarterly reports on Form 10-Q during Fiscal 2008. An aggregate of $2,681,100 was billed for professional services rendered and for expenses for the audit of our annual financial statements for Fiscal 2007, attestation of management’s report on our internal controls over financial reporting, statutory audits required internationally and the review of financial statements included in our quarterly reports on Form 10-Q during Fiscal 2007.

Audit-Related Fees:  An aggregate of $490,000 in audit-related fees, principally including fees related to the Company’s stock option investigation, were billed by BDO during Fiscal 2008. An aggregate of $91,188 in audit-related fees were billed by BDO during Fiscal 2007.

Tax Fees:  No tax fees were billed by BDO during Fiscal 2008 or Fiscal 2007.

All Other Fees:  BDO did not render any other professional services to us during Fiscal 2008 or Fiscal 2007.

All services performed by BDO are approved by our Audit Committee or its chair prior to BDO’s engagement for such services. In the case of an approval by the chair of our Audit Committee, such approval is presented for ratification by the Audit Committee at its next regular meeting.

ADDITIONAL INFORMATION

FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

A copy of the 2008 Form 10-K is available to stockholders. A stockholder may obtain such copy free of charge on our Web site at http://www.blackbox.com or by writing to the Investor Relations Department, Black Box Corporation, 1000 Park Drive, Lawrence, Pennsylvania 15055 (a copy of any exhibits thereto will be provided upon payment of a reasonable charge limited to our cost of providing such exhibits).

SOLICITATION OF PROXIES

We will pay the expenses in connection with the printing, assembling and mailing to the holders of our Common Stock the Notice of Annual Meeting of Stockholders, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, our directors, officers or regular employees may solicit proxies personally or by telephone or telegraph. We may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to, and obtain proxies from, their principals, and will reimburse such persons for their expense in so doing. In addition, we have engaged Georgeson Inc. to assist in soliciting proxies at a fee of $8,500 plus per solicitation call fees, costs and expenses.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholders who believe they are eligible to have their proposals included in our proxy statement for the annual meeting expected to be held in August 2009, in addition to other applicable requirements established by the SEC, must ensure that their proposals are received by the Secretary of the Company not later than February 26, 2009.

Our By-laws establish an advance notice procedure for stockholders to make nominations for the position of director and to propose business to be transacted at an annual meeting. Our By-laws provide that notice of nominations for director and proposals for business must be given to the Secretary of the Company not later than 150 days prior to the anniversary date of the prior year’s annual meeting. For the annual meeting expected to be held in August 2009, notice of nominations and proposals under this provision must be received by March 15, 2009.

Such notice must set forth in reasonable detail information concerning the nominee (in the case of a nomination for election to our Board) or the substance of the proposal (in the case of any other stockholder proposal), and shall include: (i) the name and residence address and business address of the stockholder who intends to present the nomination or other proposal or of any person who participates or is expected to participate in making such nomination and of the person or persons, if any, to be nominated and the principal occupation or employment and the name, type of business and address of the business and address of the corporation or other organization in which such employment is carried on of each such stockholder, participant and nominee; (ii) a representation that the proponent of the proposal is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice; (iii) a description of all arrangements or understandings between the proponent and any other person or persons (naming such person or persons) pursuant to which the nomination or other proposal is to be made by the proponent; (iv) such other information regarding each proposal and each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nomination or other proposal been made by our Board and (v) the consent of each nominee, if any, to serve as a director on our Board, if elected. Within fifteen (15) days following the receipt by the Secretary of a notice of nomination or proposal pursuant hereto, the Secretary will advise the proponent in writing of any deficiencies in the notice and of any additional information we require to determine the eligibility of the proposed nominee or the substance of the proposal. A proponent who has been notified of deficiencies in the notice of nomination or proposal and/or of the need for additional information must cure such deficiencies and/or provide such additional information within fifteen (15) days after receipt of the notice of such deficiencies and/or the need for additional information. The presiding officer of a meeting of stockholders may, in his or her sole discretion, refuse to acknowledge a nomination or other proposal presented by any person that does not comply with the foregoing procedure and, upon his or her instructions, all votes cast for such nominee or with respect to such proposal may be disregarded.

Our By-laws do not limit or restrict the ability of a stockholder to present any proposal made by such stockholder in accordance with SEC requirements. A copy of our By-laws is available upon request.

OTHER MATTERS

Management does not intend to present nor, in accordance with our By-laws, has it received proper notice from any person who intends to present, any matter for action by stockholders at the Annual Meeting to be held on August 12, 2008, other than as stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement. The enclosed proxy, however, confers discretionary authority with respect to the transaction of any other business that properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote on any such matters in accordance with their best judgment.

EXHIBIT I

BLACK BOX CORPORATION

2008 LONG-TERM INCENTIVE PLAN

Section 1. Purpose.  The purpose of this Plan is to advance the interests of Black Box and its stockholders by providing incentives to certain Eligible Persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company. This Plan is intended to replace the Employee Plan and the Director Plan and, from and after the Effective Date, no new grants of awards may be made under the Employee Plan or the Director Plan.

Section 2. Definitions.  Certain capitalized terms applicable to this Plan are set forth in Appendix A.

Section 3. Administration.  This Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of this Plan, such powers to include the exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size, terms and conditions of the Award to be made to each Eligible Person selected, to modify or waive (subject to the provisions of Section 13 hereof) the terms and conditions of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to Eligible Persons located outside the United States and to prescribe the form of the agreements evidencing Awards made under this Plan. Awards may, in the sole discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding Awards previously granted by (i) the Company, (ii) any predecessor of the Company or (iii) a company acquired by the Company or with which the Company combines. The number of Common Shares underlying such substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

The Committee is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan and to make any other determinations that it deems necessary or desirable for the administration of this Plan. The Committee may correct any defect or omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan, as described in this Plan, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their Permitted Transferees). The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Participants.

No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Committee or by any other officer of the Company in connection with the performance of duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

Section 4. Participation.  Consistent with the purposes of this Plan, the Committee shall have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee, in its sole discretion.

Section 5. Awards under this Plan.

(a) Types of Awards.  Awards under this Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Grants, (vi) Other Share-Based Awards and (vii) any other type of Award deemed by the Committee, in its sole discretion, to be consistent with the purposes of this Plan (including, but not limited to, Associated Awards and Awards to be made to Participants who are foreign nationals or are employed or performing services outside the United States). In the case of an Award granted in conjunction with an Associated Award and subject to the provisions of Section 16 hereof, the Award may be reduced, on an appropriate basis, to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(b) Maximum Number of Common Shares that May be Issued.  The maximum aggregate number of Common Shares available for issuance under Awards granted under this Plan, including Incentive Stock Options, shall be 900,000 plus the number of shares that remain available for the grant of awards under the Employee Plan and the Director Plan on the Effective Date, plus the number of shares subject to stock options outstanding under the Employee Plan and the Director Plan on the Effective Date that are forfeited or cancelled prior to exercise; the aggregate number of Common Shares available for issuance under the Plan shall be reduced by one (1) Common Share for each Common Share issued in settlement of an Award; provided, however, that such aggregate number of Common Shares available for issuance under the Plan shall be reduced by 1.87 Common Shares for each Common Share issued in settlement of a Full-Value Award. No Eligible Person may receive: (i) Stock Options or Stock Appreciation Rights under this Plan for more than 900,000 Common Shares in any one fiscal year of Black Box, (ii) Performance Grants (denominated in Common Shares) for more than 500,000 Common Shares in any one fiscal year of Black Box and (iii) Performance Grants (denominated in cash) for more than $5,000,000 in any one fiscal year of Black Box. The foregoing limitations shall be subject to adjustment as provided in Section 14 hereof, but only to the extent that any such adjustment will not affect the status of: (i) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, (ii) any Award intended to qualify as an Incentive Stock Option or (iii) any Award intended to comply with, or qualify for an exception to, Section 409A of the Code. Common Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. If any Common Shares issued pursuant to an Award are forfeited or cancelled, then such Common Shares that are forfeited or cancelled shall be or become available for issuance under this Plan. Common Shares (i) delivered in payment of the exercise price of a Stock Option, (ii) not issued upon settlement of a Stock Appreciation Right or (iii) delivered to or withheld by the Company to pay withholding taxes shall not become available for issuance under the Plan.

(c) Rights with Respect to Common Shares and Other Securities.  Except as provided in subsection 8(c) hereof with respect to Awards of Restricted Stock and unless otherwise determined by the Committee, in its sole discretion, a Participant to whom an Award is made (and any Person succeeding to such a Participant’s rights pursuant to this Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Common Shares or other evidence of ownership is issued to such Participant or until the Participant’s ownership of such Common Shares shall have been entered into the books of the registrar in the case of uncertificated shares.

Section 6. Stock Options.  The Committee may grant Stock Options; provided, that an Incentive Stock Option may be granted only to Eligible Persons who are employees of Black Box or any parent or subsidiary of Black Box within the meaning of Code Sections 424 (e) and (f), including a subsidiary which becomes such after adoption of the Plan. Each Stock Option granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe, from time to time, in accordance with this Plan and shall comply with the applicable terms and conditions of this section and this Plan and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Common Shares issuable upon exercise thereof, as the Committee, in its sole discretion, shall establish.

(a) The exercise price of a Stock Option shall not be less than the Fair Market Value of the Common Shares subject to such Stock Option on the date of grant of the Stock Option, as determined by the Committee; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Employee, such exercise price shall not be less than 110% of such Fair Market Value at the time the Stock Option is granted. Unless otherwise determined by the Committee in the documentation evidencing its approval action, the exercise price of a Stock Option shall be equal to 100% of the Fair Market Value of the Common Shares subject to such Stock Option on the date of grant of such Stock Option or, in the case of an Incentive Stock Option granted to a Ten Percent Employee, shall be 110% of such Fair Market Value of the Common Shares subject to such Stock Option on the date of grant of such Stock Option.

(b) On or before the date of grant of the Stock Option, the Committee shall determine the number of Common Shares to be subject to each Stock Option and shall identify the name of the Eligible Person to receive such Stock Option.

(c) Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish.

(d) A Stock Option shall not be exercisable:

(i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five (5) years from the date it is granted, and, in the case of any other Stock Option, after the expiration of ten (10) years from the date it is granted; and

(ii) unless payment in full is made for the shares being acquired under such Stock Option at the time of exercise as provided in subsection 6(g) hereof.

(e) In the case of an Incentive Stock Option, the amount of the aggregate Fair Market Value of Common Shares (determined at the time of grant of the Stock Option) with respect to which incentive stock options are exercisable for the first time by an employee of the Company during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other amount as is specified in the Code.

(f) It is the intent of Black Box that Nonqualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under this Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing Treasury Regulations (and any successor provisions thereof) and that any ambiguities in construction shall be interpreted in order to effectuate such intent. If a Stock Option is intended to be an Incentive Stock Option, and if for any reason such Stock Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option (or portion thereof) shall be regarded as a Nonqualified Stock Option granted under this Plan; provided, that such Stock Option (or portion thereof) otherwise complies with this Plan’s requirements relating to Nonqualified Stock Options. In no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of a Stock Option to qualify for any reason as an Incentive Stock Option.

(g) For purposes of payments made to exercise Stock Options, such payment shall be made in such form (including, but not limited to, cash, Common Shares, the surrender of another outstanding Award under this Plan, broker-assisted cashless exercise or any combination thereof) as the Committee may determine, in its sole discretion. Stock Options granted under this Plan shall be exercised by the Participant as to all or part of the Common Shares covered thereby by the giving of written notice of the exercise thereof to the Company at the principal business office of the Company, specifying the number of Common Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given for the payment of the purchase price against delivery of the Common Shares being purchased.

Section 7. Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights. Each Award of Stock Appreciation Rights granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe, from time to time, in accordance with this Plan and shall comply with the applicable terms and conditions of this section and this Plan and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or any Common Shares issuable upon exercise thereof, as the Committee, in its sole discretion, shall establish.

(a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights.

(b) Any Stock Appreciation Right may be exercised during its term only at such time or times and in such installments as the Committee may establish and shall not be exercisable after the expiration of ten (10) years from the date it is granted.

(c) An Award of Stock Appreciation Rights shall entitle the holder to exercise such Award and to receive from Black Box in exchange thereof, without payment to Black Box, that number of Common Shares (or cash, Other Black Box Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee and as set forth in the agreement evidencing such Award of Stock Appreciation Rights) having an aggregate value equal to the excess of the Fair Market Value of one (1) Common Share, at the time of such exercise, over the exercise price times the number of Common Shares subject to the Award that are so exercised. Stock Appreciation Rights shall have an exercise price no less than the Fair Market Value of the Common Shares covered by the right on the date of grant. Unless otherwise determined by the Committee in the documentation evidencing its approval action, the exercise price of a Stock Appreciation Right shall be equal to 100% of the Fair Market Value of the Common Shares subject to such Stock Appreciation Right on the date of grant of the Stock Appreciation Right.

(d) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in Common Shares in accordance with subsection 7(c) hereof.

Section 8. Restricted Stock and Restricted Stock Units.  The Committee may grant Awards of Restricted Stock and Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe, from time to time, in accordance with this Plan and shall comply with the applicable terms and conditions of this section and this Plan and with such other terms and conditions as the Committee, in its sole discretion, shall establish.

(a) The Committee shall determine the number of Common Shares to be issued to a Participant pursuant to the Award of Restricted Stock or Restricted Stock Units, and the extent, if any, to which they shall be issued in exchange for cash, other consideration or both.

(b) Until the expiration of such period as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee, in its sole discretion, shall establish (the “Restricted Period”), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a stock certificate or other evidence of ownership representing the Common Shares subject to such Award. The standard vesting schedule applicable to Awards of Restricted Stock and Restricted Stock Units shall provide for vesting of such Awards, in one or more increments, over a service period of not less than three (3) years; provided, however, that this limitation shall not (i) apply to Awards granted to non-employee directors of the Board that are received pursuant to the Company’s compensation program applicable to non-employee directors of the Board, (ii) apply to Awards for Restricted Stock or Restricted Stock Units under this Section 8 together with Full-Value Awards under Section 10 hereof for up to an aggregate of 10% of the maximum number of Common Shares that may be issued under this Plan or (iii) adversely affect a Participant’s rights under another plan or agreement with the Company.

(c) Unless otherwise determined by the Committee, in its sole discretion, a Participant to whom an Award of Restricted Stock has been made (and any Person succeeding to such Participant’s rights pursuant to this Plan) shall have, after issuance of a certificate for the number of Common Shares awarded (or after the Participant’s ownership of such Common Shares shall have been entered into the books of the registrar in the case of uncertificated shares) and prior to the expiration of the Restricted Period, ownership of such Common Shares, including the right to vote such Common Shares and to receive dividends or other distributions made or paid with respect to such Common Shares (provided, that such Common Shares, and any new, additional or different shares, or Other Black Box Securities or property or other forms of consideration that the Participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the capital structure of Black Box shall be subject to the restrictions set forth in this Plan as determined by the Committee, in its sole discretion) subject, however, to the restrictions and limitations imposed thereon pursuant to this Plan.

(d) The Committee may grant Associated Awards of Dividend Equivalents to Participants in connection with Awards of Restricted Stock Units. The Committee may provide, at the date of grant, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Shares or other investment vehicles as the Committee may specify; provided, that, unless otherwise determined by the Committee, Dividend Equivalents shall be subject to all conditions and restrictions of the underlying Restricted Stock Units to which they relate.

Section 9. Performance Grants.

(a) Grant.  Subject to the limitations set forth in Section 5(b) hereof, the Committee shall have sole and complete authority to determine the Eligible Persons who shall receive a Performance Grant which shall consist of a right that is (i) denominated in cash, Common Shares or any other form of Award issuable under this Plan (or any combination thereof), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine. Unless otherwise determined by the Committee, any such Performance Grant shall be evidenced by an Award agreement containing the terms of the Award, including, but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case, not inconsistent with this Plan. In relation to any Performance Grant, the performance period may consist of one or more calendar years or other fiscal period of at least 12 months in length for which performance is being measured.

(b) Terms and Conditions.  For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Grants shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; days sales outstanding; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; stock price; return on equity; total or relative increases to stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in Black Box’s annual report to stockholders for the applicable fiscal year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the Committee.

(c) Preestablished Performance Goals.  For Awards intended to be performance-based compensation under Section 162(m) of the Code, performance goals relating to the performance measures set forth above shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and Treasury Regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided, however, that for a performance period of less than one (1) year, the Committee shall take any such actions prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Grant, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d) Additional Restrictions/Negative Discretion.  The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Grants. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Grant payable in cash to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance, (ii) comparisons with compensation received by other similarly-situated individuals working within the Company’s industry, (iii) the Company’s financial results and conditions or (iv) such other factors or conditions that the Committee deems relevant; provided, however, the Committee shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(e) Payment of Performance Awards.  Performance Grants may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

Section 10. Other Share-Based Awards.  The Committee shall have authority to grant to Eligible Persons Other Share-Based Awards, which shall consist of any right that is (i) not an Award described in Sections 6 through 9 hereof and (ii) an Award of Common Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares), as deemed by the Committee to be consistent with the purposes of this Plan. Subject to the terms of this Plan and any applicable Award agreement, the Committee shall determine the terms and conditions of any such Other Share-Based Award. The standard vesting schedule applicable to any Full-Value Award shall provide for vesting of such Full-Value Award, in one or more increments, over a service period of not less than three (3) years; provided, however, that this limitation shall not (i) apply to Awards granted to non-employee directors of the Board that are received pursuant to the Company’s compensation program applicable to non-employee directors of the Board, (ii) apply to Awards for Restricted Stock or Restricted Stock Units under Section 8 hereof together with Full-Value Awards under this Section 10 for up to an aggregate of 10% of the maximum number of Common Shares that may be issued under this Plan or (iii) adversely affect a Participant’s rights under another plan or agreement with the Company.

Section 11. Termination of Employment.  Upon termination of employment of any employee with the Company, or cessation of a director’s service on the Board, an Award previously granted to the employee or director, as the case may be, unless otherwise specified by the Committee in the agreement evidencing such Award and, to the extent not inconsistent with Section 16 hereof, shall, to the extent not theretofore exercised with respect to any Stock Options or Stock Appreciation Rights, or to the extent that any of the designated goals (including any service period) have not been achieved within the designated period prior to the lapse of any restrictions or vesting of any other Award, such Award shall become null and void and shall be forfeited, provided, that:

(a) if the employee or director shall die while in the employ of the Company or while serving on the Board or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such employee or director was entitled to exercise such Stock Option or Stock Appreciation Right as herein provided, the legal representative of such employee or director, or such person who acquired such Award by bequest or inheritance or by reason of the death of the employee or director, may, not later than one (1) year from the date of death, exercise such Award, to the extent not theretofore exercised, as specified by the Committee in the agreement evidencing such Award;

(b) if the employment of an employee or the service of a director to whom a Stock Option or Stock Appreciation Right shall have been granted shall terminate by reason of the employee’s or director’s retirement (at such age or upon such conditions as shall be specified by the Board), disability (as described in Section 22(e)(3) of the Code) or dismissal of the employee by the employer or removal of the director other than for cause (as defined below), and while such employee or director is entitled to exercise such Stock Option or Stock Appreciation Right as herein provided, such employee or director shall have the right to exercise such Stock Option or Stock Appreciation Right so granted, to the extent not theretofore exercised, in respect of any or all of such number of Common Shares as specified by the Committee in such Stock Option or Stock Appreciation Right, at any time up to and including (i) three (3) months after the date of such termination of employment or service as a director in the case of termination by reason of retirement or dismissal other than for cause and (ii) one (1) year after the date of termination of employment or service as a director in the case of termination by reason of disability; and

(c) if the employment of an employee or the service of a director to whom an Award of Restricted Stock or Restricted Stock Units, Performance Grant or Other Share-Based Award shall have been granted shall terminate by reason of the employee’s or director’s death, retirement (at such age or upon such conditions as shall be specified by the Board) or disability (as described in Section 22(e)(3) of the Code), and prior to the forfeiture of such Award, such Award shall vest and all restrictions shall lapse as of the date of such employee’s or director’s death, retirement or disability.

If an employee voluntarily terminates his or her employment, or if a director voluntarily terminates his or her service on the Board, or is discharged for cause, any Award granted hereunder shall, unless otherwise specified by the Committee in the agreement evidencing such Award, forthwith terminate and be forfeited with respect to any unexercised or unvested portion thereof.

If a Stock Option or Stock Appreciation Right granted hereunder shall be exercised by the legal representative of a deceased or disabled employee or director or former employee or director, or by a person who acquired a Stock Option or Stock Appreciation Right granted hereunder by bequest or inheritance or by reason of death of any employee or director or former employee or director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Stock Option or Stock Appreciation Right.

For purposes of this Plan, the term “for cause” shall mean (i) with respect to an employee or director who is party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company, which agreement or plan contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment or service as a director thereunder by the Company, “for cause” or “cause” as defined in the most recent of such agreements or plans or (ii) in all other cases, (a) the willful commission by an employee or director of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company; (b) the commission by an employee or director of an act of fraud in the performance of such employee’s or director’s duties on behalf of the Company or (c) the continuing willful failure of an employee or director to perform the duties of such employee or director to the Company (other than such failure resulting from the employee’s or director’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the employee or director by the Board or the Committee. For purposes of this Plan, no act or failure to act on the employee’s or director’s part shall be considered “willful” unless done or omitted to be done by the employee or director not in good faith and without reasonable belief that the employee’s or director’s action or omission was in the best interests of the Company.

For purposes of this Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an “employee” of such corporation for purposes of Section 422(a) of the Code. If an individual is on military, sick leave or other bona fide leave of absence, such individual shall be considered an “employee” for purposes of the exercise of a Stock Option or Stock Appreciation Right and shall be entitled to exercise such a Stock Option or Stock Appreciation Right during such leave if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the individual’s right to reemployment with the corporation granting the option (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual’s right to reemployment is guaranteed by statute or contract.

A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by Black Box to employment by a subsidiary corporation or a parent corporation of Black Box or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of Black Box to employment by Black Box or by another subsidiary corporation or parent corporation of Black Box. Furthermore, solely for purposes of determining the rights and obligations under any outstanding Awards theretofore granted, in the event that Black Box ceases to own, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock of a subsidiary company by virtue of a recapitalization, stock dividend, stock split, split-up, spin-off, combination of shares or other like change in capital structure of Black Box, the Committee may determine that employment by such former subsidiary (or any parent or subsidiary company of such subsidiary) shall continue to be deemed to be employment by the Company for purposes of this Plan.

In the event of the complete liquidation or dissolution of a subsidiary corporation, or in the event that Black Box ceases to own, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation (except as provided in the preceding paragraph), any unexercised Stock Option or Stock Appreciation Right, any unvested Award and any Award for which restrictions have not lapsed theretofore granted to any person employed by such subsidiary corporation will be deemed canceled and forfeited unless such person is employed by Black Box or by any parent corporation or subsidiary corporation of Black Box after the occurrence of such event. In the event a Stock Option or Stock Appreciation Right is to be canceled pursuant to the provisions of the previous sentence, notice of such cancellation will be given to each employee holding such unexercised Stock Option or Stock Appreciation Right and such holder will have the right to exercise such Stock Option or Stock Appreciation Right in full during the thirty (30) day period following notice of such cancellation.

Notwithstanding anything to the contrary contained in this Section 11 hereof, in no event, however, shall any person be entitled to exercise any Stock Option or Stock Appreciation Right after the expiration of the period of exercisability of such Stock Option or Stock Appreciation Right as specified therein.

Section 12. Transferability of Awards.  A Participant’s rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, the Committee may permit such transfer to a Permitted Transferee; and provided, further, that, unless otherwise permitted by the Code, any Incentive Stock Option granted pursuant to this Plan shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by Participant or by such Permitted Transferee.

Section 13. Amendment or Substitution of Awards under this Plan; Change in Control.  The terms of any outstanding Award under this Plan may be amended or modified from time to time by the Committee, in its sole discretion, in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award or the payment under any Award) if the Committee could grant such amended or modified Award under the terms of this Plan at the time of such amendment or modification; provided, that no such amendment or modification shall: (i) accelerate the vesting or exercisability of any Award, other than in connection with a Participant’s death, disability (as described in Section 22(e)(3) of the Code), retirement (at such age or upon such conditions as shall be specified by the Board) or a change-in-control or other transaction contemplated by this Section 13; provided, further, that the foregoing limitation shall not apply to any Performance Grant the payment of which remains contingent upon the attainment of the performance goal or (ii) adversely affect in a material manner any right of a Participant under the Award without his or her written consent. Notwithstanding the foregoing or any provision of an Award to the contrary, the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of an Award to the extent necessary to conform the provisions of the Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the Treasury Regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Award shall adversely affect the rights of a Participant. The Committee may, in its sole discretion and, to the extent not inconsistent with Section 16 hereof, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan.

Notwithstanding any provision of this Plan to the contrary, except in the event of a “change-in-control” or a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Common Shares, Other Black Box Securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or Other Black Box Securities, issuance of warrants or other rights to purchase Common Shares or Other Black Box Securities or other similar corporate transaction or event that affects the Common Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel or surrender outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights without stockholder approval.

In the event of a “change-in-control” of Black Box and to the extent not inconsistent with Section 16 hereof, all then outstanding Awards shall immediately become exercisable and shall vest and all restrictions shall lapse. For purposes of this Plan, a “change-in-control” of the Company occurs if: (i) any “Person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (a) 50% or more of the combined voting power of the Company’s then-outstanding securities or (b) 25% or more but less than 50% of the combined voting power of the Company’s then-outstanding securities if such transaction(s) giving rise to such beneficial ownership are not approved by the Board, (ii) at any time a majority of the members of the Board consists of individuals other than individuals who were nominated by members of the Board or (iii) the Board shall approve a sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a change-in-control is a distribution event for purposes of an Award, the foregoing definition of change-in-control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a change-in-control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. §1.409A-3(i)(5).

The Committee, in its sole discretion and to the extent not inconsistent with Section 16 hereof, may determine that, upon the occurrence of a transaction described in the preceding paragraph, that each Award outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each such Award, cash in an amount equal to the fair market value of such Award (if any) as determined by the Committee, in its sole discretion.

Section 14. Dilution and Other Adjustments.  In the event a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Common Shares, Other Black Box Securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or Other Black Box Securities, issuance of warrants or other rights to purchase Common Shares or Other Black Box Securities or other similar corporate transaction or event affects the Common Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in an equitable manner, (i) adjust any or all of (a) the aggregate maximum number of Common Shares or Other Black Box Securities (or number and kind of other securities or property) with respect to which Awards may be granted under this Plan pursuant to Section 5(b) hereof, (b) the individual maximum number of Common Shares that may be granted as Stock Options, Stock Appreciation Rights and Performance Grants (denominated in Common Shares) to a Participant pursuant to Section 5(b) of this Plan, (c) the number of Common Shares or Other Black Box Securities (or number and kind of other securities or property) subject to outstanding Awards and (d) the grant or exercise price with respect to any outstanding Award, (ii) if deemed appropriate, provide for an equivalent Award or substitute Award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that, in each case, any such adjustment shall be performed in accordance with the applicable provisions of Code and the Treasury Regulations issued thereunder so as to not affect the status of: (A) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, (B) any Award intended to qualify as an Incentive Stock Option under Section 422 of the Code or (C) any Award intended to comply with, or qualify for an exception to, Section 409A of the Code. Unless otherwise provided by the Committee, all outstanding Awards shall terminate immediately prior to the consummation of any dissolution or liquidation of the Company. Any such termination or adjustment made by the Committee will be final, conclusive and binding for all purposes of this Plan.

Section 15. Time of Granting of an Award.  The date of grant of an Award shall, for all purposes, be the date on which the Committee approves such Award, or such other later date as determined by the Committee at the time of such approval. Notice of the approval shall be given to each Participant to whom an Award is granted within a reasonable time after the date of the grant.

Section 16. Section 409A.  Notwithstanding any provision of the Plan or an Award agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed), and the following provisions shall apply, as applicable:

(a) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date of the Participant’s Separation from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Award agreement.

(b) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether and when a Separation from Service or termination of employment of a Participant has occurred will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(c) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(d) The grant of Nonqualified Stock Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. §1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Eligible Persons of Black Box and its subsidiaries and affiliates in which Black Box has a controlling interest. In determining whether Black Box has a controlling interest, the rules of Treas. Reg. §1.414(c)-2(b)(2)(i) shall apply; provided, that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(e) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

Section 17. Miscellaneous Provisions.

(a) Any proceeds from Awards shall constitute general funds of the Company.

(b) No fractional shares may be delivered under an Award, but in lieu thereof, a cash or other adjustment may be made as determined by the Committee, in its sole discretion.

(c) No Eligible Person or other Person shall have any claim or right to be granted an Award under this Plan. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated. Neither this Plan nor any action taken under this Plan shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason is specifically reserved by the Company.

(d) No Participant or other Person shall have any right with respect to this Plan, the Common Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the Participant and all of the terms, conditions and provisions of this Plan and the Award applicable to such Participant (and each Person claiming under or through him or her) have been met.

(e) Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, each Award shall be subject to the requirement, if at any time the Committee shall determine, in its sole discretion, that such requirement shall apply, that the listing, registration or qualification of any Award under this Plan, or of the Common Shares, Other Black Box Securities or property or other forms of payment issuable pursuant to any Award under this Plan, on any stock exchange or other market quotation system or under any federal or state law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the exercise or settlement thereof, such Award shall not be granted, exercised or settled in whole or in part until such listing, registration, qualification, consent or approval shall have been effected, obtained and maintained free of any conditions not acceptable to the Committee. Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, no Common Shares, Other Black Box Securities or property or other forms of payment shall be issued under this Plan with respect to any Award unless the Committee shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which such Common Shares are listed. If the Committee determines that the exercise of any Stock Option or Stock Appreciation Right would fail to comply with any applicable law or any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed, the Participant holding such Stock Option or Stock Appreciation Right shall have no right to exercise such Stock Option or Stock Appreciation Right until such time as the Committee shall have determined that such exercise will not violate any applicable law or any such applicable rule, provided that such Stock Option or Stock Appreciation Right shall not have expired prior to such time.

(f) To the extent applicable, it is the intent of Black Box that this Plan and Awards hereunder comply in all respects with Rule 16b-3 and Sections 162(m), 409A and 422, and (i) the provisions of this Plan shall be administered, interpreted and construed in a manner necessary to comply with Rule 16b-3 and Sections 162(m), 409A and 422, the Treasury Regulations issued thereunder or an exception thereto (or disregarded to the extent this Plan cannot be so administered, interpreted or construed) and (ii) in no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 and Sections 162(m), 409A and 422.

(g) The Company shall have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Black Box to issue Common Shares, Other Black Box Securities or property, other securities or property or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Person entitled to act) pay to Black Box, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, Black Box may refuse to issue Common Shares, Other Black Box Securities or property, other securities or property or other forms of payment, or any combination thereof. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, permit an Eligible Person (or any Person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing Black Box to withhold, or agreeing to surrender to Black Box on or about the date such tax liability is determinable, Common Shares, Other Black Box Securities or property, other securities or property or other forms of payment, or any combination thereof, owned by such Person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such Person, having a fair market value equal to the amount of such taxes); provided, however, that any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

(h) The expenses of this Plan shall be borne by the Company; provided, however, the Company may recover from a Participant or his or her Permitted Transferee, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant or Permitted Transferee in breach of this Plan or any agreement evidencing such Participant’s Award.

(i) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(j) By accepting any Award or other benefit under this Plan, each Participant (and each Person claiming under or through him or her) shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or the Committee.

(k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards under this Plan or any Common Shares or Other Black Box Securities issued pursuant to this Plan as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which such Common Shares or Other Black Box Securities are listed.

(l) The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

(m) Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

(n) If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

(o) The terms of this Plan shall govern all Awards under this Plan and in no event shall the Committee have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.

(p) For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

Section 18. Plan Amendment or Suspension.  This Plan may be amended or suspended in whole or in part at any time, from time to time, by the Committee or by the Board; provided, that no amendment shall be made without stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement or other applicable law for which the Committee or Board deems it necessary or desirable to qualify or comply. No such amendment or suspension shall adversely affect in a material manner any right of a Participant under an outstanding Award without his or her written consent. Notwithstanding the foregoing or any provision of an Award to the contrary, the Board or the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of this Plan with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the Treasury Regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of this Plan shall adversely affect the rights of a Participant. The Board may, in its sole discretion, submit any amendment to this Plan to the stockholders for approval.

Section 19. Plan Termination.  This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) upon the adoption of a resolution of the Board terminating this Plan; or

(b) the tenth anniversary of the Board Approval Date.

No termination of this Plan shall materially alter or impair any of the rights or obligations of any Participant, without his or her written consent, under any Award previously granted under this Plan, except, further, that subsequent to termination of this Plan, the Committee may make amendments, modifications or terminations of Awards permitted under Section 13 hereof.

Section 20. Effective Date.  This Plan shall be effective, and Awards may be granted under this Plan, on or after the Effective Date.

Section 21. Governing Law.  This Plan and any Award granted under this Plan as well as any determinations made or actions taken under this Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to its choice or conflicts of laws principles.

APPENDIX A

Unless otherwise determined by the Committee in the applicable Award agreement, the following terms shall have the meaning indicated:

“Associated Award” shall mean an Award granted concurrently or subsequently in conjunction with another Award.

“Award” shall mean the grant of rights to an Eligible Person under this Plan.

“Black Box” shall mean Black Box Corporation, a Delaware corporation.

“Board” shall mean the board of directors of Black Box.

“Board Approval Date” shall mean date of Board approval of this Plan, which was June 23, 2008.

“Code” shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.

“Committee” shall mean the Compensation Committee of the Board, or any successor thereto, or such other committee of the Board as is appointed by the Board to administer this Plan; provided, however, that the Board may designate itself as the Committee to administer this Plan (except for purposes of Awards intended to meet the requirements of performance-based compensation under Section 162(m) of the Code). Except as otherwise determined by the Board, the Committee (i) shall be comprised of not fewer than two (2) directors, (ii) shall meet any applicable requirements under Rule 16b-3, including any requirement that the Committee consist of “Non-Employee Directors” (as defined in Rule 16b-3 or any successor rule), (iii) shall meet any applicable requirements under Section 162(m), including any requirement that the Committee consist of “outside directors” (as defined in Treasury Regulation Section 1.162-27(e)(3)(i) or any successor regulation) and (iv) shall meet any applicable requirements of any stock exchange or other market quotation system on which the Common Shares are listed.

“Company” shall mean Black Box and any parent, subsidiary or affiliate of Black Box.

“Common Shares” shall mean shares of common stock, par value $0.001 per share, of Black Box and stock of any other class into which such shares may thereafter be changed.

“Director Plan” means the Black Box Corporation 1992 Director Stock Option Plan, as amended.

“Dividend Equivalents” shall mean an Associated Award of cash or other Awards with a Fair Market Value equal to the dividends which would have been paid on the Common Shares underlying an outstanding Award had such Common Shares been outstanding.

“Employee Plan” means the Black Box Corporation 1992 Stock Option Plan, as amended.

“Effective Date” shall mean the date of stockholder approval of this Plan.

“Eligible Person(s)” shall mean those persons who are full or part-time employees of the Company or other individuals who perform services for the Company, including, without limitation, directors who are not employees of the Company and consultants and independent contractors who perform services for the Company and persons to whom an offer of employment has been extended by the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

“Fair Market Value” shall mean (i) with respect to the Common Shares, as of any date (a) if the Company’s Common Shares are listed on any established stock exchange, system or market, the closing market price of the Common Shares as quoted in such exchange, system or market on such date or, if the Common Shares are not traded on such date, on the closest preceding date on which the Common Shares were traded or (b) in the absence of an established market for the Common Shares, as determined in good faith by the Committee or (ii) with respect to property other than Common Shares, the value of such property, as determined by the Committee, in its sole discretion.

“Full-Value Award” means any Award under this Plan pursuant to which Common Shares may be issued that is not either a Stock Option or a Stock Appreciation Right.

“Incentive Stock Option” shall mean a Stock Option that is an incentive stock option as defined in Section 422 of the Code. Incentive Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6 hereof.

“Nonqualified Stock Option” shall mean a Stock Option that is not an incentive stock option as defined in Section 422 of the Code. Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6 hereof.

“Other Black Box Securities” shall mean Black Box securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property) other than Common Shares.

“Other Share-Based Awards” has the meaning set forth in Section 10 hereof.

“Participant” shall mean an Eligible Person to whom an Award has been granted under this Plan.

“Performance Grant” shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9 hereof, pursuant to which the recipient may become entitled to receive cash, Common Shares or any other form of Award issuable under this Plan, or any combination thereof, as determined by the Committee.

“Permitted Transferee” means (i) any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, which persons include, as of the date of adoption of this Plan, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants and (ii) Participants’ family members who acquire Awards from the Participant other than for value, including through a gift or a domestic relations order. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. For purposes of this definition, neither (i) a transfer under a domestic relations order in settlement of marital property rights nor (ii) a transfer to an entity in which more than fifty percent of the voting or beneficial interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“Plan” shall mean this Black Box Corporation 2008 Long-Term Incentive Plan.

“Restricted Period” has the meaning set forth in subsection 8(b) hereof.

“Restricted Stock” shall mean an Award of Common Shares that are issued subject, in part, to the terms, conditions and restrictions described in Section 8 hereof.

“Restricted Stock Units” shall mean an Award of the right to receive either (as the Committee determines) Common Shares or cash equal to the Fair Market Value of a Common Share, issued subject, in part, to the terms, conditions and restrictions described in Section 8 hereof.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.

“Section 162(m)” shall mean §162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Section 409A” shall mean §409A of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Section 422” shall mean §422 of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Separation from Service” shall mean the Participant’s death, retirement or other termination of employment with Black Box (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1), (2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of Black Box as determined in accordance with Section 409A and the procedures established by the Company.

“Stock Appreciation Right” shall mean an Award of a right to receive (without payment) cash, Common Shares, Other Black Box Securities or property or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 7 hereof.

“Stock Option” shall mean an Award of a right to purchase Common Shares. The term Stock Option shall include Nonqualified Stock Options and Incentive Stock Options.

“Ten Percent Employee” shall mean an employee of Black Box or any parent or subsidiary of Black Box who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of Black Box or any parent or subsidiary of Black Box within the meaning of Code Sections 424 (e) and (f).

“Treasury Regulations” shall mean final, proposed or temporary regulations of the Department of Treasury under the Code and any successor regulation.

14475 BLACK BOX CORPORATION 1000 Park Drive Lawrence, Pennsylvania 15055 This Proxy is Solicited on Behalf of the Board of Directors of the Company The undersigned stockholder hereby appoints R. Terry Blakemore and Thomas G. Greig, and each of them, as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned to act for the undersigned and to consider and vote, as designated on the reverse, all of the shares of stock of Black Box Corporation (the “Company”) that the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders of the Company to be held on Tuesday, August 12, 2008, at 12:30 p.m. Eastern Daylight Time, at the offices of the Company at 1000 Park Drive, Lawrence, Pennsylvania 15055, on the following matters: Unless otherwise specified in the squares provided, the proxies shall vote in the election of directors FOR the nominees listed and FOR proposal numbers 2 and 3, and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment thereof. (Continued and to be signed on the reverse side) P R O X Y

ANNUAL MEETING OF STOCKHOLDERS OF BLACK BOX CORPORATION August 12, 2008 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of six (6) members of the Board of Directors: O William F. Andrews O R. Terry Blakemore O Richard L. Crouch O Thomas W. Golonski O Thomas G. Greig O Edward A. Nicholson, Ph.D. 2. Approval of the 2008 Long-Term Incentive Plan. 3. Ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2009. The Board of Directors has established the close of business on Monday, June 16, 2008 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: The Board of Directors recommends a vote “FOR” each of the nominees listed and “FOR” proposal numbers 2 and 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x —— Please detach along perforated line and mail in the envelope provided. — 20633000000000000000 3 081208

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of six (6) members of the Board of Directors: O William F. Andrews O R. Terry Blakemore O Richard L. Crouch O Thomas W. Golonski O Thomas G. Greig O Edward A. Nicholson, Ph.D. 2. Approval of the 2008 Long-Term Incentive Plan. 3. Ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2009. The Board of Directors has established the close of business on Monday, June 16, 2008 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF BLACK BOX CORPORATION August 12, 2008 MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718- 921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. IN PERSON — You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. The Board of Directors recommends a vote “FOR” each of the nominees listed and “FOR” proposal numbers 2 and 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x - OR - - OR - —— — 20633000000000000000 3 081208 COMPANY NUMBER ACCOUNT NUMBER
You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 10:00 AM Eastern Daylight Time the day of the meeting. - OR -